Exhibit 10.62

EXECUTION COPY

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DEVELOPMENT AND OPTION AGREEMENT

Dated as of December 22, 2011

by and between

VIROPHARMA INCORPORATED

and

MERITAGE PHARMA, INC.

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i

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

EXHIBITS

A. Form of Voting and Indemnity Agreement

B. Form of Merger Agreement

C. Operating Plan

D. Form of Opinion of Latham & Watkins LLP

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DEVELOPMENT AND OPTION AGREEMENT

THIS DEVELOPMENT AND OPTION AGREEMENT (this “Agreement”) is made and entered into as of December 22, 2011 by and between ViroPharma Incorporated, a Delaware corporation (“Optionee”), and Meritage Pharma, Inc., a Delaware corporation (the “Company”).

WHEREAS, upon the terms and subject to the conditions contained herein, Optionee has agreed to make certain payments related to the Company’s development of the OBS Development Product, and, in connection therewith, the Company has agreed to grant to Optionee during the period beginning on the date hereof and ending on the Option Termination Date an exclusive option to acquire the Company pursuant to a merger (the “Merger”) of Merger Sub with and into the Company, with the Company continuing as the surviving corporation, all pursuant to the terms and conditions of this Agreement, the Merger Agreement and the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, Optionee and certain holders of Outstanding Company Stock are entering into a Voting and Indemnity Agreement in the form of Exhibit A (the “Voting Agreement”), pursuant to which such holders have or will have, among other things, (a) agreed to vote in favor of the transactions contemplated by this Agreement and the Merger Agreement and (b) granted to Optionee an indemnity right to purchase all of the Outstanding Company Stock owned by such holders on the terms and conditions as specified therein (the “Optionee Indemnity Right”);

WHEREAS, the Stockholders who have entered into the Voting Agreement as of the date hereof together own, beneficially and of record, at least (i) an aggregate of 90% of the outstanding shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), and (ii) an aggregate of 90% of the outstanding shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock,” which is sometimes referred to herein as the “Preferred Stock”), in each case determined on a fully-diluted basis assuming the conversion of all outstanding shares of Preferred Stock and the exercise of all options, warrants or other rights convertible into or exercisable for shares of Common Stock or Preferred Stock (the “Signing Date Required Company Stockholder Vote”); and

WHEREAS, (i) the Board of Directors of the Company has determined that the Option and the Merger are each in the best interest of the Company and its stockholders and has approved and declared advisable this Agreement, the Merger Agreement (to the extent the Option is exercised on the terms hereof (including the Merger Agreement in the form attached hereto)) and the transactions contemplated hereby and thereby and (ii) the Board of Directors of Optionee (or a duly authorized committee thereof) has approved this Agreement and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties to this Agreement agree as follows:

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ARTICLE I

DEFINITIONS AND INTERPRETATIONS

1.1. Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms.

“Acquisition Proposal” has the meaning specified in Section 5.5.

“Action” means any claim, action, suit or proceeding, arbitral action, governmental inquiry, criminal prosecution or other investigation.

“Affiliate” means, with respect to any Person, any other Person which, at the time of determination, directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with such Person. “Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled by,” “under common Control with” and “Controlling” shall have correlative meanings.

“Agreement” means this Option Agreement.

“Amended and Restated UCSD License” means an amended and restated license agreement, by and between the Company and The Regents of the University of California.

“Antitrust Division” means the Antitrust Division of the United States Department of Justice.

“Audited Company Financial Statements” has the meaning specified in Section 3.4.

“Balance Sheet Date” has the meaning specified in Section 3.4.

“Basket” has the meaning specified in Section 6.3(b).

“Bring-Down Certificate” has the meaning specified in Section 2.6(b)(i).

“Business” means the business and operations of the Company, as conducted as of the date of this Agreement.

“Certificate of Incorporation” means the Restated Certificate of Incorporation of the Company, as amended as of the date of this Agreement.

“Claim Notice” has the meaning specified in Section 6.4(a).

“Closing Date” has the meaning specified in the Merger Agreement.

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“Closing Payment Amount” has the meaning specified in the Merger Agreement.

“Code” means the Internal Revenue Code of 1986.

“Common Stock” has the meaning specified in the recitals to this Agreement.

“Company” has the meaning specified in the first paragraph of this Agreement.

“Company Ancillary Agreements” means the Voting Agreement, the certificate being delivered pursuant to Section 2.4(c) and the Bring-Down Certificate.

“Company Benefit Plans” has the meaning specified in Section 3.15(a).

“Company Disclosure Schedule” has the meaning specified in the first paragraph of Article III.

“Company Financial Statements” has the meaning specified in Section 3.4.

“Company Indemnitees” means (i) the Company and its Affiliates, (ii) the directors, officers, employees, agents and representatives of the Company and its Affiliates and (iii) the respective successors and assigns of each of the foregoing.

“Company Property” means any real or personal property, plant, building, facility, structure, underground storage tank, equipment or unit, or other asset owned, leased or operated by the Company or a Subsidiary.

“Confidentiality Agreement” means the Confidential Disclosure Agreement between the Company and Optionee, dated as of November 18, 2009, as may be amended from time to time.

“Continuation Notice” has the meaning specified in Section 1.1 (Definition of Third Option Milestone).

“Contract” means any legally binding contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sales contract, mortgage or other arrangement, whether written or oral.

“Copyrights” shall mean any and all copyrights and copyright applications registered or filed with any Governmental Body.

“Court Order” means any judgment, order, award or decree of any United States federal, state or local, or any supra-national or non-U.S., court or tribunal and any award in any arbitration proceeding.

“Current Balance Sheet” has the meaning specified in Section 3.4.

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“Damages” means any out-of-pocket liabilities, losses, damages, penalties, fines, costs or expenses (including reasonable attorneys’ fees and expenses), but excluding any special, indirect, consequential, exemplary and punitive damages, and any damages associated with any lost profits or lost opportunities (including loss of future revenue, income or profits, diminution of value or loss of business reputation). The parties hereto hereby acknowledge and agree that “Damages” will be calculated without applying any multiple of revenue or earnings to any out-of-pocket liabilities, losses, damages, penalties, fines, costs or expenses incurred.

“DGCL” has the meaning specified in the recitals to this Agreement.

“Encumbrance” means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, restriction on transfer (such as a right of first refusal or other similar rights), defect of title or other similar encumbrance.

“Environmental Law” means any Law pertaining to land use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), or any other environmental matter as in effect as of the date of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Withdrawal Notice” has the meaning specified in Section 2.6(c).

“FCPA” means the Foreign Corrupt Practices Act, as amended.

“FDA” means the United States Food and Drug Administration.

“FTC” means the United States Federal Trade Commission.

“First Option Milestone Payment Amount” means ****.

“First Option Milestone” means the date and time upon which the Company has delivered to the Optionee the following: ****.

“First Option Milestone Payment Date” means the date upon which the First Option Milestone is achieved.

“First Option Required Company Stockholder Vote” means Stockholders together representing ownership, beneficially and of record, of at least an aggregate of **** of the outstanding shares of the Company’s Common Stock, determined on a fully-diluted basis assuming the conversion of all outstanding shares of Preferred Stock and the exercise of all options, warrants or other rights convertible into or exercisable for shares of Common Stock or Preferred Stock.

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“Fundamental Representations” has the meaning specified in Section 6.2(a).

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Body” means any United States federal, state or local, or any supra-national or non-U.S., government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency body or commission, self-regulatory organization, court, tribunal or judicial or arbitral body.

“Governmental Order” means any order, judgment, injunction or decree issued, promulgated or entered by any Governmental Body of competent jurisdiction.

“Hazardous Material” means any material or substance that is prohibited or regulated by any Environmental Law.

“Hazardous Materials Activity” means the handling, transportation, transfer, recycling, storage, use, treatment, investigation, removal, remediation, release, exposure of others to, or distribution of any Hazardous Material.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” of any Person means (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property other than trade accounts (including commissions payable to sales representatives) arising in the ordinary course of business, (iii) all reimbursement obligations with respect to surety bonds, letters of credit (to the extent not collateralized with cash or cash equivalents), bankers’ acceptances and similar instruments (in each case, whether or not matured), (iv) all obligations evidenced by notes, including promissory notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person, (vi) all indebtedness referred to in clauses (i) through (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and (vii) all agreements, undertakings or arrangements by which any Person guarantees, endorses or becomes or is contingently liable for any of the foregoing of another Person, or guarantees the payment of dividends or other distributions upon the equity securities or interest of any other Person.

“Indemnified Party” has the meaning specified in Section 6.4(a).

“Indemnitor” has the meaning specified in Section 6.4(a).

“Indemnity Cap” shall mean the aggregate sum of ****.

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“Intellectual Property” means all Patents, Trademarks, Copyrights, Trade Secrets and domain names.

“IRS” means the Internal Revenue Service.

“Knowledge of the Company” or “known to the Company” and any other phrases of similar import means, with respect to any matter in question relating to the Company, the actual knowledge of Elaine M. Phillips, Ph.D., President and Chief Executive Officer, Malcolm R. Hill, Pharm.D., Chief Scientific Officer, and Adam K. Simpson, Chief Business Officer, Treasurer and Secretary, in each case after reasonable inquiry of Cynthia LiCalsi and Kevin Coleman.

“Law” means any federal, state, county, local or foreign statute, law, ordinance, Governmental Order or regulation or code of any Governmental Body of competent jurisdiction.

“Leased Real Property” has the meaning specified in Section 3.10(a).

“Liability” means any and all debts, liabilities and obligations of any kind or nature, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable.

“Listed Contracts” has the meaning specified in Section 3.17(a).

“Marks” means all trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registrations thereof, including without limitation, all marks registered in the United States Patent and Trademark Office, the trademark offices of the states and territories of the United States, and the trademark offices of other nations throughout the world, and all rights therein provided by the United States, foreign countries and international treaties or conventions.

“Material Adverse Effect” means any change or effect that is, or would reasonably be expected to be, materially adverse to the business, operations, financial condition or results of operations of the Company, taken as a whole; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and no change or effect arising from or attributable or relating to any of the following shall be taken into account in determining whether there has been a Material Adverse Effect: (i) conditions affecting the industries in which the Company operates or participates, the U.S. economy or financial markets or any foreign markets or any foreign economy or financial markets in any location where the Company has material operations or sales, except to the extent any such condition has a substantially disproportionate effect on the Company relative to other Persons principally engaged in the same industry as the Company; (ii) compliance with the terms of, or the taking of any action required by, this Agreement, or otherwise taken with the consent of Optionee; (iii) any breach by Optionee of this Agreement or the Confidentiality Agreement; (iv) the taking of any action by Optionee; (v) any change in GAAP or applicable Laws (or interpretation thereof); (vi) any acts of God, calamities, acts of war or terrorism, or national or international political or social

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conditions; (vii) any event, occurrence, circumstance or trend related to the Company or its business, results of operations or financial condition that, to the actual knowledge of Optionee, exists as of the date hereof (including any item or items set forth in the Company Disclosure Schedule); (viii) any action required to be taken under applicable Laws, including any actions taken or required to be taken by the Company in order to obtain any approval or authorization for the consummation of the Merger under applicable antitrust or competition Laws; or (ix) any failure in and of itself (as distinguished from any change or effect giving rise to or contributing to such failure) by the Company to meet any projections or forecasts for any period.

“Merger” has the meaning specified in the recitals to this Agreement.

“Merger Agreement” means the Agreement and Plan of Merger among the Company, Optionee, Merger Sub and the Stockholders’ Representative named therein, in the form attached hereto as Exhibit B.

“Merger Agreement Execution Date” has the meaning specified in Section 2.6(c).

“Merger Sub” means a direct or indirect wholly owned subsidiary of Optionee, whether existing as of the date hereof or hereafter formed.

“Non-Option Granting Stockholder” has the meaning specified in Section 2.7(a).

“OBS Development Product” means oral budesonide suspension under development by the Company for the treatment of eosinophilic esophagitis.

“Operating Plan” means the development plan of the Company and related operating budget attached hereto as Exhibit C, as the same may be updated from time to time as provided herein.

“Option” has the meaning specified in Section 2.1.

“Option Consideration” has the meaning specified in Section 2.2.

“Option Exercise Date” has the meaning specified in Section 2.1.

“Option Milestone” means any of the First Option Milestone, the Second Option Milestone or the Third Option Milestone.

“Option Milestone Diligence Efforts” has the meaning specified in Section 5.9(b).

“Option Milestone Payments” means the Option Milestone Payment Amounts payable as provided herein.

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“Option Milestone Payment Amount” means the First Option Milestone Payment Amount, if any, the Second Option Milestone Payment Amount, if any, and the Third Option Milestone Payment Amount, if any.

“Option Milestone Payment Date” means each of the First Option Milestone Payment Date, Second Option Milestone Payment Date and Third Option Milestone Payment Date, as applicable.

“Option Milestone Payment Notification” means written notification from the Company to the Optionee that an Option Milestone has occurred.

“Option Termination Date” means ****.

“Optionee” has the meaning specified in the first paragraph of this Agreement.

“Optionee Ancillary Agreements” means the Voting Agreement, the certificate being delivered pursuant to Section 2.3(c) and the certificate to be delivered pursuant to Section 2.6(a).

“Optionee Indemnitees” means (i) the Optionee and its Affiliates, (ii) the directors, officers, employees, agents and representatives of the Optionee and its Affiliates and (iii) the respective successors and assigns of each of the foregoing.

“Optionee Indemnity Right” has the meaning specified in the recitals to this Agreement.

“Optionee Updated Representations” means the representations and warranties of Optionee set forth in Section 4.5.

“Outstanding Company Stock” means the Common Stock, Preferred Stock and options, warrants and other rights convertible into or exercisable for shares of Common Stock or Preferred Stock (including any Common Stock or Preferred Stock or options, warrants or other rights convertible into or exercisable for shares of Common Stock or Preferred Stock issued by the Company after the date hereof).

“Owned Real Property” has the meaning specified in Section 3.10(a).

“Patents” means all patents and patent applications issued by or filed with any Governmental Body, including all reissues, divisions, continuations, continuations-in-part, revisions, extensions and reexaminations thereof.

“Permits” means any license, franchise or permit with any Governmental Body required by applicable Law for the operation of the Business.

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“Permitted Encumbrances” means (i) all statutory or other liens for current Taxes or assessments which are not yet due and payable or Taxes the validity of which are being contested in good faith by appropriate proceedings; (ii) all landlords’, workmen’s, repairmen’s, warehousemen’s and carriers’ liens and other similar liens imposed by Law, incurred in the ordinary course of business; (iii) all Laws and Governmental Orders; (iv) all pledges or deposits in connection with workers compensation, unemployment insurance and other social security legislation; (v) Encumbrances that will be released and discharged at or prior to the execution of this Agreement; (vi) all leases, subleases, licenses, concessions or service contracts to which any Person or any of its Subsidiaries is a party; (vii) Encumbrances identified on title policies or preliminary title reports or other documents or writings included in the public records; and (viii) all other liens and mortgages, covenants, imperfections in title, charges, easements, restrictions and other Encumbrances which do not materially detract from the value of, or materially interfere with, the present use and enjoyment of the asset or property subject thereto or affected thereby.

“Permitted Financing” means ****.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Body.

“Phase 2 Data” means core data resulting from the Phase 2 Study, which, ****. The format in which the core data is presented to the Optionee (e.g., data binders or electronic media) is at the Company’s sole, but reasonable, discretion.

“Phase 2 Study” means the Company’s planned clinical trial for the OBS Development Product as more fully described in the Operating Plan.

“Preferred Stock” has the meaning specified in the recitals to this Agreement.

“Regulatory Approval” means, with respect to the OBS Development Product, any approval, registration, license or authorization from any Governmental Body in a particular country or regulatory jurisdiction required to market and sell such OBS Development Product in such country or regulatory jurisdiction.

“Regulatory Authorizations” has the meaning specified in Section 3.9(c).

“Related Parties” has the meaning specified in Section 3.14.

“Required Company Stockholder Vote” has the meaning specified in Section 3.3.

“Requirements of Laws” means any United States federal, state and local, and any non-U.S., laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or common law.

“Rights Proceeds” means the proceeds received by the Company from the exercise of Stock Options and the Warrant.

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“Second Option Milestone” means the date and time upon which ****.

“Second Option Milestone Payment Amount” means ****.

“Second Option Milestone Payment Date” means the date upon which the Second Option Milestone is achieved.

“Second Option Required Company Stockholder Vote” means Stockholders together representing ownership, beneficially and of record, of at least an aggregate of **** of the outstanding shares of the Company’s Common Stock, determined on a fully-diluted basis assuming the conversion of all outstanding shares of Preferred Stock and the exercise of all options, warrants or other rights convertible into or exercisable for shares of Common Stock or Preferred Stock.

“Series A Preferred Stock” has the meaning specified in the recitals to this Agreement.

“Signing Date Required Company Stockholder Vote” has the meaning specified in the recitals to this Agreement.

“Squeeze Out Merger” has the meaning specified in Section 2.7(a).

“Squeeze Out Merger Agreement” has the meaning specified in Section 2.7(a).

“Stock Options” means the outstanding options granted under the Stock Plan to purchase or otherwise acquire shares of Common Stock, whether vested or unvested, as more fully described in Section 3.1(d) of the Company Disclosure Schedule.

“Stock Plan” means the Meritage Pharma, Inc. 2008 Equity Incentive Plan, as amended to date.

“Stockholders” means the holders of Outstanding Company Stock who enter into the Voting Agreement.

“Subsidiary” means any of the Company’s subsidiaries, whether currently in existence or not.

“Survival Period” has the meaning specified in Section 6.1.

“Tax” or “Taxes” means any and all taxes, assessments, levies, tariffs, duties or other charges or impositions in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Body, including income, estimated income, gross receipts, profits, business, license, registration, occupation, franchise, capital stock, real or personal property, escheat, sales, use, transfer, value added, customs duty, employment or unemployment, fringe benefit, payroll, severance, social security, disability, alternative or add-on minimum, customs, recapture, excise, stamp, environmental, windfall profits, premium, commercial rent or withholding taxes.

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“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, election, estimated Tax filing, claim for refund or other document (including any attachments thereto and amendments thereof) filed with or submitted to, or required to be filed with or submitted to, any Governmental Body with respect to any Tax.

“Technical Failure” means the Company’s reasonable and good faith determination that (i) the OBS Development Product presents unacceptable levels of safety risks, or (ii) the Company or its contract manufacturers are unable to manufacture a product, in each case (i) and (ii) such that the Company terminates in its entirety development of the OBS Development Product.

“Third-Party Claim” has the meaning specified in Section 6.5(a).

“Third Option Milestone” means ****.

“Third Option Milestone Payment Amount” means ****.

“Third Option Milestone Payment Date” means the date upon which the Third Option Milestone is achieved.

“Trade Secrets” means any know-how, trade secrets, formulations, technical specifications, technical information, data, process technology, plans, drawings, proprietary information and all documentation related to the foregoing used or held for use by the Company.

“Trademarks” means all trademarks and service marks and applications therefor registered or filed with any Governmental Body.

“Unaudited Company Financial Statements” has the meaning specified in Section 3.4.

“Updated Representations” means the representations and warranties of the Company contained in Article III that are identified on Section 1 of the Company Disclosure Schedule attached hereto.

“Updated Schedules” has the meaning specified in Section 2.6(b)(ii).

“Voting Agreement” has the meaning specified in the recitals to this Agreement.

“Warrant” means the outstanding warrant issued to Square 1 Bank to purchase shares of Series A Preferred Stock, as more fully described in Section 3.1(d) of the Company Disclosure Schedule.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

1.2. Interpretation. For purposes of this Agreement, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (ii) the word “or” is not exclusive and (iii) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and the Exhibits and Schedules attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (iii) to a statute means such statute as amended from time to time and includes any regulations promulgated thereunder. All references herein to the Company or any Subsidiary shall include the predecessors and successors of such Person. The schedules and exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement. This Agreement, the Company Ancillary Agreements and the Optionee Ancillary Agreements shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

ARTICLE II

OPTION TO ACQUIRE THE COMPANY; DELIVERIES

2.1. Option to Acquire the Company. At any time after the date hereof and through and including the Option Termination Date, Optionee shall have an irrevocable option (the “Option”), but not the obligation, exercisable in its sole discretion, to acquire the Company pursuant to the Merger, on the terms and subject to the conditions set forth in the Merger Agreement. Optionee shall exercise the Option, if at all, by giving written notice to the Company of the exercise of the Option on or prior to the Option Termination Date (the date such notice is delivered, the “Option Exercise Date”).

2.2. Consideration for the Option and Purchase Option. Optionee shall pay the Company as consideration for the Option, (a) upon execution of this Agreement, an aggregate of $7,500,000 (Seven Million Five Hundred Thousand Dollars) by wire transfer of immediately available funds to an account previously specified in writing by the Company (the “Option Consideration”), and (b) the Option Milestone Payments, in the amounts and upon the dates and times set forth herein. The Option Consideration and Option Milestone Payments shall be non-refundable and non-creditable.

2.3. Optionee’s Deliveries. Concurrently with the execution and delivery of this Agreement, Optionee is delivering to the Company all of the following:

(a) a copy of Optionee’s Certificate of Incorporation certified as of a recent date by the Secretary of State of the State of Delaware;

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(b) a certificate of good standing of Optionee issued as of a recent date by the Secretary of State of the State of Delaware;

(c) a certificate of the secretary or an assistant secretary of Optionee, dated the date hereof, as to: (i) no amendments to the Certificate of Incorporation of Optionee since a specified date; (ii) the by-laws of Optionee; (iii) the resolutions of the Board of Directors of Optionee (or a duly authorized committee thereof) authorizing the execution, delivery and performance of this Agreement and the Optionee Ancillary Agreements and the transactions contemplated hereby and thereby; and (iv) the incumbency and signatures of the officers of Optionee executing this Agreement and any Optionee Ancillary Agreement being executed and delivered on the date hereof;

(d) the Voting Agreement executed by Stockholders as of the date hereof, duly executed by Optionee; and

(e) the Option Consideration.

2.4. The Company’s Deliveries. Concurrently with the execution and delivery of this Agreement, the Company is delivering to Optionee all of the following:

(a) a copy of the Certificate of Incorporation certified as of a recent date by the Secretary of State of the State of Delaware;

(b) a certificate of good standing of the Company issued as of a recent date by the Secretary of State of the State of Delaware;

(c) a certificate of the secretary or an assistant secretary of the Company, dated the date hereof, as to: (i) no amendments to the Certificate of Incorporation since a specified date; (ii) the by-laws of the Company; (iii) the resolutions of the Board of Directors and stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the Company Ancillary Agreements and the transactions contemplated hereby and thereby; and (iv) the incumbency and signatures of the officers of the Company executing this Agreement and any Company Ancillary Agreement being executed and delivered on the date hereof;

(d) the Voting Agreement, duly executed by the Stockholders as of the date hereof representing the Signing Date Required Company Stockholder Vote, and by the Company;

(e) all consents, waivers or approvals obtained by the Company with respect to the consummation of the transactions contemplated by this Agreement, the Company Ancillary Agreements and the Merger Agreement, other than under the HSR Act (a list of such consents, waivers and approvals, as agreed to by the Company and Optionee, being set forth in Section 2.4(e) of the Company Disclosure Schedule);

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(f) the Amended and Restated UCSD License, in the form and substance satisfactory to the Optionee, duly executed by the Company and the Regents of the University of California;

(g) a copy of the Operating Plan;

(h) a receipt executed by the Company acknowledging receipt of the Option Consideration; and

(i) an opinion of Latham & Watkins LLP addressed to Optionee and in the form attached hereto as Exhibit D.

2.5. Withholding Rights. Optionee shall be entitled to deduct and withhold from the consideration, if any, otherwise payable pursuant to the Voting Agreement (pursuant to the procedures in this Agreement or otherwise) to any Stockholder, or to any designee of such Stockholder, such amounts as are required to be deducted and withheld with respect to the making of such payments under the Code, or any provision of state, local or foreign Tax law.

2.6. Actions Upon Exercise of the Option. In the event that Optionee exercises the Option:

(a) Optionee shall, on the Option Exercise Date, deliver to the Company a certificate, dated the date of its delivery and duly executed by the Chief Executive Officer or any authorized Vice President of Optionee, certifying that: (i) between the date hereof and the Option Exercise Date, there has been no material breach by Optionee in the performance of any of its covenants and agreements herein; (ii) as of the Option Exercise Date, none of the representations and warranties of Optionee contained herein that is qualified as to materiality is untrue or incorrect in any respect except for such changes therein as are specifically permitted by this Agreement; (iii) as of the Option Exercise Date none of the representations and warranties of Optionee contained herein (other than the Optionee Updated Representations) that is not qualified as to materiality is untrue or incorrect in any material respect except for such changes therein as are specifically permitted by this Agreement; and (iv) none of the Optionee Updated Representations is untrue or incorrect in any material respect after giving effect to any disclosures attached to such certificate, which disclosures shall consist solely of information regarding circumstances, facts, events or conditions that have arisen, occurred or come into existence after the date hereof with respect to the Optionee Updated Representations (provided that such disclosures shall not (A) correct, supplement or amend the disclosures set forth in the schedules delivered on the date hereof for purposes of the representations and warranties made by the Company as of the date hereof or (B) change the nature or scope of the applicable Optionee Updated Representations by effectively amending or modifying the language contained in such Optionee Updated Representations as opposed to merely listing exceptions thereto);

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(b) the Company shall, not later than two (2) business days after the Option Exercise Date, solicit the approval of the Company’s stockholders to adopt the Merger Agreement, the Merger and any transactions contemplated thereby and, not later than five (5) business days after the Option Exercise Date, shall deliver to Optionee:

(i) a certificate (the “Bring-Down Certificate”), dated the date of its delivery and duly executed by the Chief Executive Officer of the Company, certifying that: (A) between the date hereof and the date of the Bring-Down Certificate, there has been no material breach by the Company in the performance of any of its covenants and agreements herein; (B) as of the date of the Bring-Down Certificate, none of the representations and warranties of the Company contained herein (other than the Updated Representations) that is qualified as to materiality is untrue or incorrect in any respect except for such changes therein as are consistent in all material respects with the Operating Plan and not specifically prohibited by Section 5.4; (C) as of the date of the Bring-Down Certificate, none of the representations and warranties of the Company contained herein (other than the Updated Representations) that is not qualified as to materiality is untrue or incorrect in any material respect except for such changes therein as are consistent in all material respects with the Operating Plan and not specifically prohibited by Section 5.4; and (D) as of the date of the Bring-Down Certificate, (1) none of the Updated Representations that is qualified as to materiality is untrue or incorrect in any respect after giving effect to the Updated Schedules and (2) none of the Updated Representations that is not qualified as to materiality is untrue or incorrect in any material respect after giving effect to the Updated Schedules; and

(ii) any necessary update to the Company Disclosure Schedule delivered by the Company to Optionee on the date hereof with respect to the Updated Representations (“Updated Schedules”), which Updated Schedules shall consist solely of information regarding circumstances, facts, events or conditions that have arisen, occurred or come into existence after the date hereof with respect to the Updated Representations (provided that such Updated Schedules shall not (A) correct, supplement or amend the disclosures set forth in the Company Disclosure Schedule delivered on the date hereof for purposes of the representations and warranties made by the Company as of the date hereof or (B) change the nature or scope of the applicable Updated Representations by effectively amending or modifying the language contained in such Updated Representations as opposed to merely listing exceptions thereto); and

(c) if the Bring-Down Certificate is accompanied by Updated Schedules, within five (5) business days following Optionee’s receipt of such Bring-Down Certificate and Updated Schedules from the Company, Optionee may at its option deliver a written notice (the “Exercise Withdrawal Notice”) to the Company stating that Optionee desires to withdraw its exercise of the Option. If Optionee delivers the Exercise Withdrawal Notice, the Option shall be deemed not to have been exercised by Optionee and (i) with respect to the first such Exercise Withdrawal Notice, the Option shall remain outstanding until the Option Termination Date, and this Agreement shall remain in full force and effect and (ii) with respect to the second such

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Exercise Withdrawal Notice, the delivery of such Exercise Withdrawal Notice shall be deemed to be a delivery of a notice of termination of this Agreement pursuant to Section 7.1(b). If Optionee does not deliver an Exercise Withdrawal Notice, the Company and Optionee shall, and Optionee shall cause Merger Sub to, execute and deliver the Merger Agreement no later than three (3) business days after the later of (A) the date of delivery of the Bring-Down Certificate, (B) if the Bring-Down Certificate is not delivered pursuant to Section 2.6(b), the date by which the Bring-Down Certificate was to be delivered pursuant to Section 2.6(b) and (C) if the Bring-Down Certificate is accompanied by Updated Schedules, the earlier of (x) the date by which any Exercise Withdrawal Notice may be delivered by Optionee pursuant to this Section 2.6(c) and (y) the date on which Optionee delivers written notice to the Company that it will not deliver an Exercise Withdrawal Notice (the date of such execution and delivery of the Merger Agreement, the “Merger Agreement Execution Date”); provided that in the case described in clause (B) above, Optionee may at its sole option elect not to enter into the Merger Agreement upon the failure of the Company to deliver the Bring-Down Certificate by delivery of written notice of such determination at any time prior to the expiration of the three (3) business day period during which the Merger Agreement is to be executed pursuant to this sentence and upon delivery of such notice the Option shall remain outstanding and this Agreement shall remain in full force and effect. Contemporaneously with the execution of the Merger Agreement, the Company and Optionee, as applicable, shall, and Optionee shall cause Merger Sub to, execute and deliver such other agreements, documents, instruments and certificates as are contemplated by the Merger Agreement to be executed and delivered by such party concurrently therewith, including schedules to the Merger Agreement responsive to the representations and warranties of the Company made in Article III thereof, which schedules shall be consistent in all material respects with the Company Disclosure Schedule delivered by the Company in response to the representations and warranties of the Company made by Article III hereof except for such changes therein as are consistent in all material respects with the Operating Plan and not specifically prohibited by Section 5.4 or contained in the Updated Schedules.

2.7. Exercise of Option Pursuant to Optionee’s Right of Indemnity.

(a) Notwithstanding Section 2.6, if Optionee exercises the Optionee Indemnity Right and, pursuant to the Voting Agreement, chooses to purchase shares of Outstanding Company Stock directly from the Stockholders, Optionee shall use commercially reasonable efforts to consummate, as soon as reasonably practicable following such purchase, a merger (the “Squeeze Out Merger”) of a subsidiary of Optionee with and into the Company pursuant to which holders of Outstanding Company Stock who do not execute the Voting Agreement (each, a “Non-Option Granting Stockholder”) receive consideration that is equal to the consideration it would have received in the Merger pursuant to the Merger Agreement. In connection with the Squeeze Out Merger, the Company and Optionee shall take such actions as shall be reasonably necessary to consummate the Squeeze Out Merger, including (a) entering into a merger agreement relating to the Squeeze Out Merger (the “Squeeze Out Merger Agreement”), (b) duly calling, giving notice of, convening and holding a meeting of the Company’s stockholders (including Optionee) for the purpose of approving the Squeeze Out

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Merger and the Squeeze Out Merger Agreement, (c) in connection therewith, delivering such disclosure materials as are required by applicable Requirements of Law, (d) recommending to the stockholders adoption and approval of the Squeeze Out Merger Agreement and the Squeeze Out Merger and (e) soliciting the approval and adoption of the Squeeze Out Merger Agreement and the Squeeze Out Merger by the requisite number of stockholders as required by the Certificate of Incorporation (as then in effect) and the DGCL.

(b) The Squeeze Out Merger Agreement shall incorporate, mutatis mutandis, all of the provisions of, and identified in, Section 5(c) of the Voting Agreement and the Proxy and Stock Purchase Agreement attached thereto, such that the Non-Option Granting Stockholders shall have the same rights and receive the same consideration (taking into account the respective holdings of each class or classes of Outstanding Company Stock held by each of them) as the holders of Outstanding Company Stock who executed the Voting Agreement and whose Outstanding Company Stock was purchased directly by Optionee.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Contemporaneously with the execution and delivery of this Agreement by the parties hereto, the Company shall deliver to Optionee a disclosure schedule with numbered sections corresponding to the relevant sections in this Agreement (the “Company Disclosure Schedule”). The disclosure in any numbered section of the Company Disclosure Schedule shall qualify only the corresponding relevant section in this Article III of the Agreement (except to the extent disclosure in any numbered and lettered section of the Company Disclosure Schedule is specifically cross referenced in another numbered and lettered section of the Company Disclosure Schedule). Nothing in the Company Disclosure Schedule is intended to broaden the scope of any representation, warranty or covenant of the Company contained in this Agreement. Subject to the exceptions and qualifications set forth in the Company Disclosure Schedule, and as an inducement to Optionee to enter into this Agreement and to consummate the transactions contemplated hereby, the Company hereby represents and warrants to Optionee as follows:

3.1. Organization and Capitalization of the Company.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it, and to carry on the Business in all material respects. The Company is duly qualified to do business as a foreign corporation, and is in good standing, under the Laws of each jurisdiction in which the character of its properties owned, operated or leased, or the nature of its activities, makes such qualification necessary, except in those jurisdictions where the failure to be so qualified or in good standing, when taken together with all other failures by the Company to be so qualified or in good standing, would not have a Material Adverse Effect.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(b) True and complete copies of (i) the Certificate of Incorporation and all amendments thereto, (ii) the Company’s by-laws, as amended to date, and (iii) the minute books of the Company have been delivered or made available to Optionee. The Company is not in default under, or in violation of, any provision of the Certificate of Incorporation or its by-laws. Such minute books contain true and complete records of all meetings or other actions taken by the board of directors and stockholders of the Company.

(c) As of the date of this Agreement, the Company has authorized 30,045,472 shares of Common Stock. The Company is authorized to issue 22,861,837 shares of Preferred Stock, all of which are designated as Series A Preferred Stock. As of the date of this Agreement, 5,892,909 shares of Common Stock and 22,740,608 shares of Series A Preferred Stock have been issued and are outstanding. The Company has reserved 22,861,837 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock. All such issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights created by statute, the Certificate of Incorporation, the Company’s by-laws, as amended to date, or any agreement to which the Company is a party or by which it is bound, and have been issued in compliance with applicable federal and state securities or “blue sky” laws. There are no accrued, declared or unpaid dividends or other distributions with respect to any shares of Common Stock or Preferred Stock.

(d) As of the date of this Agreement, options to purchase 667,091 shares of Common Stock are issued and outstanding and 40,000 shares of Common Stock remain available for issuance to the Company’s employees, directors or outside consultants or contractors pursuant to the Stock Plan. As of the date of this Agreement, the Warrant to purchase up to 90,908 shares of Series A Preferred Stock is outstanding. The Company granted all options with an exercise price no less than the fair market value of the Common Stock on the date of grant, determined by reasonable application of a reasonable valuation method as described in Section 409A of the Code and the Treasury Regulations thereunder.

(e) Section 3.1(e) of the Company Disclosure Schedule sets forth (i) the names of the holders of shares of Common Stock and Preferred Stock and the number of shares of Common Stock and Preferred Stock held of record by each of the Company’s stockholders, (ii) the name of the holder of the Warrant and the number of shares of Preferred Stock subject to and the exercise price of the Warrant, (iii) the name of each holder of Stock Options, the number of shares of Common Stock subject to the Stock Options held by such holder, and the exercise price of each Stock Option. Except as set forth on Section 3.1(e) of the Company Disclosure Schedule, there are no (i) other shares of Common Stock or Preferred Stock outstanding, and (ii) outstanding options, warrants, calls, rights of conversion or other rights, agreements, arrangements or commitments of any kind or character, relating to the Common Stock or Preferred Stock to which the Company is a party, or by which it is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of Common Stock or Preferred Stock.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(f) As of the date of this Agreement, except as listed in Section 3.1(f) of the Company Disclosure Schedule, there are (i) no rights, agreements, arrangements or commitments of any kind or character, whether written or oral, relating to the Common Stock or Preferred Stock to which the Company is a party, or by which it is bound, obligating the Company to repurchase, redeem or otherwise acquire any issued and outstanding shares of the Common Stock or Preferred Stock; (ii) no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company; and (iii) no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect to which the Company is a party with respect to the governance of the Company or the voting or transfer of any shares of capital stock of the Company.

3.2. Subsidiaries. The Company has no subsidiaries.

3.3. Authority of the Company. The Company has full corporate power and authority to execute, deliver and perform this Agreement, all of the Company Ancillary Agreements and the Merger Agreement. The execution, delivery and performance of this Agreement, the Company Ancillary Agreements and, to the extent the Option is exercised on the terms hereof (including the Merger Agreement in the form attached hereto) the Merger Agreement (together with the other instruments, documents and agreements contemplated by or to be executed in connection with the transactions contemplated by the Merger Agreement) by the Company have been duly authorized and approved by the Company’s board of directors and, other than with respect to the Merger Agreement, to the extent required by the Certificate of Incorporation or any agreement to which the Company is a party, by the requisite number of the Company’s stockholders and do not require any further authorization or consent of the Company or its stockholders. This Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding obligation of the Company enforceable in accordance with its terms, and each of the Company Ancillary Agreements has been duly authorized by the Company and upon execution and delivery by the Company will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms, in each case except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Stockholders representing the Required Company Stockholder Vote have entered into the Voting Agreement. The affirmative vote or consent of such number of holders of the shares of the Outstanding Company Stock as is required and necessary under the DGCL and the Certificate of Incorporation to adopt this Agreement and the Merger Agreement have executed and are a party to the Voting Agreement (the “Required Company Stockholder Vote”). As of the date hereof, the Required Company Stockholder Vote is the affirmative vote or consent of (i) the holders of a majority of the shares of the Outstanding Company Stock voting or consenting, as the case may be, on an as-if-converted to Common Stock basis and (ii) the holders of seventy-five percent (75%) of the shares of the outstanding Preferred Stock voting as a separate class.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

3.4. Financial Statements. The Company has prepared, or caused to be prepared, and made available to Optionee or its advisors the balance sheets as of December 31, 2008, 2009 and 2010, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended (the “Audited Company Financial Statements”), the unaudited financial statements of the Company (including the balance sheet and the related statements of income and cash flows of the Company) as of and for the eleven (11) months ended November 30, 2011 (the “Unaudited Company Financial Statements,” and together with the Audited Company Financial Statements, the “Company Financial Statements”). Except as set forth therein, the Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated therein and with each other (except that the Unaudited Company Financial Statements may not contain all of the notes required by GAAP and are subject to normal adjustments), and present fairly, in all material respects, the financial position, results of operations and cash flows of the Company as of the respective dates and during the respective periods indicated therein. The unaudited balance sheet of the Company as of November 30, 2011 shall be referred to in this Agreement as the “Current Balance Sheet” and the date thereof shall be referred to in this Agreement as the “Balance Sheet Date.” The Company maintains internal accounting controls sufficient (i) to provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements of the Company in conformity with GAAP and (ii) to permit the Company’s independent auditors to issue an opinion with respect to the Audited Company Financial Statements. The Company is not party to or otherwise involved in any “off-balance sheet arrangements” (as defined in Item 303 of Regulation S-K under the Exchange Act).

3.5. Operations Since Balance Sheet Date.

Except as set forth in Section 3.5 of the Company Disclosure Schedule, since the Balance Sheet Date the Company has conducted its business only in the ordinary course consistent with past practice, and there has not occurred:

(a) any change, event, development or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on the Company;

(b) any acquisition, sale or transfer of any material asset of the Company other than in the ordinary course of business and consistent with past practice;

(c) except as required by GAAP, any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any revaluation by the Company of any of its assets;

(d) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of capital stock of the Company or any direct or indirect redemption, purchase or other acquisition by the Company of any of its shares of capital stock;

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(e) any Listed Contract entered into by the Company, other than in the ordinary course of business, or any amendment or termination of, or material default under, any Listed Contract, or the waiver, release or assignment of any material rights under any Listed Contract;

(f) any incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money;

(g) any creation or assumption by the Company of any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind or character on any material asset, other than Permitted Encumbrances;

(h) any condemnation, seizure, damage, destruction or other casualty loss (whether or not covered by insurance) materially and adversely affecting the assets, properties or business of the Company and no such loss is threatened in writing;

(i) any capital expenditure, or commitment for a capital expenditure, for additions or improvements to property, plant and equipment in excess of $25,000 individually or $50,000 in the aggregate;

(j) except for capital expenditures and commitments referred to in paragraph (i) above, any (i) acquisition, lease, license or other purchase of, or (ii) disposition, assignment, transfer, license or other sale of, any material tangible assets or material property or material Intellectual Property in one or more transactions, or any commitment in respect thereof;

(k) a cancellation or compromise of any material debt or claim;

(l) any settlement or compromise of any pending or threatened Action;

(m) any material delay or postponement by the Company in the payment of accounts payable and other liabilities outside the ordinary course of business; or

(n) any negotiation or agreement by the Company to do any of the things described in the preceding clauses (a) through (m) (other than negotiations with the Optionee and its representatives regarding the transactions contemplated by this Agreement).

3.6. No Undisclosed Liabilities. The Company has no Liability that is of a type required to be reflected on the face of a balance sheet in accordance with GAAP, except (i) as reflected in, reserved against or disclosed in the Company Financial Statements; (ii) as incurred in the ordinary course of business since the Balance Sheet Date; (iii) for Liabilities arising from matters disclosed in the Company Disclosure Schedule; (iv) as would not have a Material Adverse Effect; or (v) as incurred under this Agreement or in connection with the transactions contemplated hereby.

3.7. Tax Matters.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(a) Tax Returns. All income Tax Returns and other material Tax Returns required to be filed by or with respect to the Company have been timely filed (taking into account applicable extensions of time to file) with the appropriate Governmental Body. Such Tax Returns are complete and accurate in all material respects. All Taxes shown as due on such Tax Returns have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by any Governmental Body in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Tax in that jurisdiction nor is there a reasonable basis for any such claim. The Company does not have, and has never had, a “permanent establishment” (within the meaning of any applicable Tax treaty or convention) in any foreign country (other than the country in which it is organized), or an office or fixed place of business in any foreign country (other than the country in which it is organized) resulting in a taxable presence pursuant to applicable foreign Tax Law where there is not an applicable Tax treaty or convention defining a permanent establishment. All material elections with respect to the Company’s Taxes are reflected on the Company’s Tax Returns, copies of which have been provided to Optionee. The Company has delivered or made available to Optionee correct and complete copies of all income Tax Returns and other material Tax Returns, and all examination reports, and statements of deficiencies assessed against or agreed to by the Company with respect to Taxable periods for which the statute of limitations has not expired as of the date of this Agreement.

(b) Tax Payments. The unpaid Taxes of the Company did not, as of the date of the Current Balance Sheet, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Current Balance Sheet (rather than in any notes thereto). The Company has not incurred any material Tax liability since the date of the Current Balance Sheet other than in the ordinary course of business and consistent with past custom and practice.

(c) Audits; Deficiencies; Waivers; Liens. No deficiency for any material amount of Taxes has been proposed, asserted or assessed in writing by any Governmental Body against the Company, which remains unpaid, except for any deficiencies that are being contested in good faith by appropriate proceedings. To the Knowledge of the Company, there are no audits, examinations or other administrative or judicial proceedings currently ongoing or pending with respect to Taxes of the Company. The Company has not received from any Governmental Body (including jurisdictions where the Company has not filed Tax Returns) any written (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Governmental Body against the Company. There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of the Company. There are no liens for Taxes (other than Permitted Encumbrances) upon the assets of the Company.

(d) Liability for Other Person’s Taxes; Withholding. The Company has never been a member of an affiliated group of companies filing consolidated U.S. federal income Tax Returns (other than a group the common parent of which is the Company) or any similar group

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

for state, local or foreign Tax purposes. The Company has no liability for Taxes of another Person (other than the Company) as a transferee or successor, by contract or otherwise. The Company has withheld and paid to the applicable financial institution or Governmental Body all amounts required to be withheld. The Company is not a party to, nor has any obligation under, any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement.

(e) FIRPTA; Spin-offs; Accounting Method Changes. The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period described in Code Section 897(c)(1)(A)(ii). The Company has never been either a “controlled corporation” or a “distributing corporation” (within the meaning of Section 355(a)(1)(A) of the Code) with respect to a transaction that was described in, or intended to qualify for non-recognition of gain pursuant to Section 355 of the Code.

(f) Tax Shelters. The Company has not participated in any “listed transaction” as defined in Treasury Regulation Section 1.6011-4.

(g) Employee Benefit Deductions. Except as set forth in Section 3.7(g) of the Company Disclosure Schedule, the Company is not a party to any agreement or plan (including but not limited to the Stock Plan and the payment of Change in Control Payments (as defined in the Merger Agreement) and payments in respect of Stock Options in connection with the transactions contemplated by this Agreement or the Merger Agreement) that has resulted or would result, separately or in the aggregate, in the payment of (i) any “excess parachute payments” within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any amount for which a deduction would be disallowed or deferred under Section 162 or Section 404 of the Code.

3.8. Conflicts; Consents, Approvals, Etc.

(a) Assuming all consents, waivers, approvals, authorizations, orders, permits, declarations, filings, registrations and notifications and other actions set forth in Section 3.8(b) have been obtained or made, the execution and delivery by the Company of this Agreement, any of the Company Ancillary Agreements or the Merger Agreement or the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereunder and thereunder, does not and will not (i) conflict with or result in a violation of the Company Certificate of Incorporation or the Company’s by-laws, or similar organizational documents; (ii) to the Knowledge of the Company, conflict with or result in a violation of any Governmental Order or Law applicable to the Company or its assets or properties; or (iii) result in a material breach of, or constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, or give rise to any rights of termination, amendment, modification, acceleration or cancellation of or loss of any benefit under, or result in the creation of any Encumbrance (other than a Permitted Encumbrance) on any of the assets or properties of the Company pursuant to, any Contract to which the Company is a party, or by which any of the assets or properties of the Company is bound or affected, except, in the case of clauses (ii) and (iii) of this Section 3.8(a), as would not have a Material Adverse Effect.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(b) Except as set forth in Section 3.8(b) of the Company Disclosure Schedule, no material consent, waiver, approval, authorization, order or permit of, or declaration, filing or registration with, or notification to, any Governmental Body or any other Person is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement or the Merger Agreement by the Company, the performance by the Company of its obligations hereunder, or the consummation by the Company of the transactions contemplated by this Agreement, except: (i) the filing of the Certificate of Merger (as defined in the Merger Agreement) pursuant to the DGCL; (ii) applicable requirements, if any, under the DGCL, federal or state securities or “blue sky” Laws; and (iii) where the failure to obtain such consent, waiver, approval, authorization, order or permit, or to make such declaration, filing, registrations or notification would not when taken together with all other such failures by the Company have a Material Adverse Effect.

3.9. Permits; Regulatory Matters.

(a) As of the date of this Agreement, the Company has all Permits required to permit the Company to conduct the Business, except for such failures to have such Permits, when taken together with all other such failures by the Company to have such Permits, would not have a Material Adverse Effect. As of the date of this Agreement, all of the Permits held by or issued to the Company are in full force and effect, and the Company is in compliance with each such Permit held by or issued to it, except for such failures to so comply, when taken together with all other such failures by the Company to so comply, as would not have a Material Adverse Effect. Except to the extent that any such Permit were to expire prior to the exercise of the Option or the consummation of the Merger or as would not have a Material Adverse Effect, each such Permit will continue in full force and effect after the date hereof and after the exercise of the Option and the consummation of the Merger, in each case without (x) the occurrence of any breach, default or forfeiture of rights thereunder or (y) the consent, approval, or act of, or the making of any filing with, any Governmental Body. This Section 3.9(a) does not apply to regulatory compliance, which is addressed in Sections 3.9(b) – (h).

(b) The Company is in compliance with applicable Laws of all Governmental Bodies with jurisdiction over its operation, including but not limited to the Laws enforced by the United States Department of Health and Human Services (HHS) and its constituent agencies (such as the FDA, the Centers for Medicare & Medicaid Services, and the Office of Inspector General), and the Laws enforced by the United States Department of Justice, including: the Food, Drug & Cosmetic Act, as amended, and Title 21 of the Code of Federal Regulations; the anti-kickback law (Social Security Act §1128B(b)); the drug price reporting requirements of titles XVIII and XIX of the Social Security Act; the federal Social Security Act, the federal False Claims Act (31 U.S.C. § 3729 et seq.); the federal Program Fraud Civil Penalties Act; the federal Health Insurance Portability and Accountability Act of 1996, and its implementing regulations; the FCPA; the Laws precluding the off-label sale or pre-approval marketing of pharmaceuticals; and all similar local, state, federal and foreign Governmental Body requirements, except where the failure to so comply, when taken together with all other such failures by the Company to so comply, would not have a Material Adverse Effect.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(c) The Company holds, and is operating in compliance with, all such permits, licenses, approvals, authorizations and required filings of the FDA and similar foreign, regional, state, and local authorities with jurisdiction over pharmaceuticals as required for the conduct of its business as currently conducted (collectively, the “Regulatory Authorizations”), except where the failure to hold such Regulatory Authorizations or to so comply, when taken together with all other such failures by the Company to so hold such Regulatory Authorizations or to so comply, would not have a Material Adverse Effect, and all such Regulatory Authorizations are in full force and effect. The Company has fulfilled and performed all of its obligations with respect to the Regulatory Authorizations that are required to maintain the Regulatory Authorizations in good standing, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any Regulatory Authorization except where the failure to so fulfill or perform, or the occurrence of such event, when taken together with all other such failures by the Company to so perform, would not have a Material Adverse Effect.

(d) The Company has not received written notice of any pending or, to the Knowledge of the Company, threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other allegation or action from any Governmental Body including HHS, FDA, and, applicable similar foreign, regional, state, and local Governmental Bodies with jurisdiction over pharmaceuticals, or other party (including but not limited to employees or former employees acting as whistleblowers) that any operation or activity of the Company is in violation of any applicable Law.

(e) The pre-clinical, clinical, and other studies and tests conducted by or on behalf of or sponsored by the Company or in which the Company or its product candidates have participated were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and all applicable Laws, including, as appropriate, the Federal Food, Drug and Cosmetic Act (FDCA) and the requirements of Good Laboratory Practice (21 C.F.R. Part 58) and FDA regulations relating to Good Clinical Practice and Clinical Trials (including 21 C.F.R. Part 312 and all requirements relating to protection of human subjects contained in 21 C.F.R. Parts 50, 54, and 56), and all similar local, state, federal and foreign requirements. The Company has provided or made available all pre-clinical, clinical and other studies and tests conducted by or one behalf of or sponsored by the Company. All clinical studies of products under development, conducted by or on behalf of or sponsored by Company and intended to be used to support a Regulatory Approval, have been and are being conducted under the supervision of, with the consent of and in compliance with a duly constituted Institutional Review Board or Ethics Board, or its counterpart in foreign countries with jurisdiction over the investigation of pharmaceutical products.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(f) No investigational new drug application (IND) filed by or on behalf of the Company with the FDA has been terminated or suspended by the FDA, and neither the FDA nor any applicable foreign Governmental Body has commenced, or, to the knowledge of the Company, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate, delay or suspend, any proposed or ongoing clinical investigation conducted or proposed to be conducted by or on behalf of the Company.

(g) The Company has conducted its drug development program for the OBS Development Product, and made its submissions to the FDA Office of Orphan Product Development (OOPD) in accordance with procedures set forth in the Orphan Drug Act (codified at 21 U.S.C. § 360bb et seq.), the implementing regulations in 21 C.F.R. pt. 316, and FDA policies related to orphan drugs. The Company has materially followed the requirements and procedures set forth by foreign Governmental Bodies with respect to the development and testing of orphan drugs. Except as set forth on Section 3.9(g) of the Company Disclosure Schedule, the Company has not received any communication (whether written or verbal) from a Governmental Body materially calling into question the likelihood of Regulatory Approval of the OBS Development Product in its jurisdiction based on its clinical development through the date of this Agreement.

(h) Neither Company nor any of its employees nor any of Company’s subcontractors is: (a) debarred pursuant to the Generic Drug Enforcement Act of 1992 (21 U.S.C. § 335a), as amended from time to time; (b) disqualified from participating in clinical trials pursuant to 21 C.F.R. §312.70, as amended from time to time; (c) disqualified as a testing facility under 21 C.F.R. Part 58, Subpart K, as amended from time to time; (d) excluded, debarred or suspended from or otherwise ineligible to participate in a “Federal Health Care Program” as defined in 42 U.S.C. 1320a-7b(f), as amended from time to time, or any other governmental payment, procurement or non-procurement program; or (e) included on the HHS/OIG List of Excluded Individuals/Entities, the General Services Administration’s List of Parties Excluded from Federal Programs, or the FDA Debarment List. Company has not hired or retained as an officer or employee any person who has been convicted of a misdemeanor or felony under the laws of the United States relating to the regulation of any drug product by the FDA or relating to the regulation of any federal healthcare program by the U.S. Department of Health and Human Services.

3.10. Tangible Property.

(a) Section 3.10(a)(i) of the Company Disclosure Schedule sets forth a true, correct and complete list of each item of real property that, as of the date of this Agreement, is owned by the Company (“Owned Real Property”). The Company has good fee simple title to the Owned Real Property, free and clear of all Encumbrances, other than Permitted Encumbrances. Section 3.10(a)(ii) of the Company Disclosure Schedule contains a true, correct and complete list of each item of real property that, as of the date of this Agreement, is leased from or to a third party by the Company (“Leased Real Property”), the name of the third party lessor(s) or lessee(s) thereof, as the case may be, the date of the lease contract relating thereto and all amendments thereof. The Company has a valid and subsisting leasehold interest in, or the right to use, all Leased Real Property leased by it, in each case free and clear of all Encumbrances, other than Permitted Encumbrances.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(b) The Company has good and marketable title to each item of tangible personal property reflected in the Current Balance Sheet or acquired after the Balance Sheet Date (except tangible personal property sold or otherwise disposed of since the Balance Sheet Date in the ordinary course of business), or with respect to tangible leased properties, valid leasehold interests therein, free and clear of all Encumbrances, except in each case for Permitted Encumbrances. The plants, property and equipment of the Company that are used in the operations of the Company’s business are in all material respects in good operating condition and repair, subject to normal wear and tear and are usable in the ordinary course of business consistent with past practices. The tangible assets and properties of the Company constitute all of the tangible assets and properties necessary to conduct the Company’s operations and business as currently conducted by the Company. This Section 3.10 does not apply to Intellectual Property rights, which are addressed in Section 3.12 hereunder.

3.11. Books and Records. The Company has maintained business records with respect to the assets and its business and operations, including, without limitation, records relating to the Company’s product development history, which are true, accurate and complete in all material respects, and there are no material deficiencies in such business records. The Company does not have any of its primary records, systems, controls, data or information which are material to the operation of its business recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether or not computerized) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company. The minute book of the Company contains a complete and accurate summary in all material respects of all meetings of directors and shareholders or actions by written consent since the time of incorporation of the Company through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

3.12. Intellectual Property.

(a) Section 3.12(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all (1) Patents, together with all reissues, divisions, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (2) Trademarks, (3) Copyrights and (4) domain name registrations and websites, in each case, used or held for use by the Company in the conduct of its business specifying as to each such item, as applicable (i) the owner of the item, (ii) the jurisdictions in which the item is issued or registered or in which any application for issuance or registration has been filed, (iii) the respective issuance, registration, or application number of the item, and (iv) the date of application and issuance or registration of the item.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(b) Section 3.12(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all material licenses and sublicenses pertaining to any third-party Intellectual Property used by the Company in the conduct of its business, excluding off-the-shelf, shrink-wrap, click-wrap licenses and/or other licenses for commercially available software under $25,000.

(c) Section 3.12(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all material licenses and sublicenses pertaining to any Intellectual Property owned by the Company licensed to third parties.

(d) No third party has any pending, or to the Company’s Knowledge, threatened, claims in writing that the Company has violated, misappropriated, or infringed any of a third party’s Intellectual Property rights. The Company does not have any pending or, to the Company’s Knowledge, threatened, claims in writing that a third party has violated or infringed any material Intellectual Property owned by the Company.

(e) To the Company’s Knowledge, the items listed in Section 3.12(a)(1) and (2) of the Company Disclosure Schedule are not the subject of any cancellation or reexamination proceeding or other proceeding challenging their validity. The owner designated in each entry of Section 3.12(a)(1) of the Company Disclosure Schedule is the applicant or assignee of record in all patent applications, and applications for registration of Intellectual Property rights indicated for such owner in Section 3.12(a)(1) of the Company Disclosure Schedule, and, to the Company’s Knowledge, no opposition or interference, has been received in connection with any such application. For the items listed in Section 3.12(a)(1) of the Company Disclosure Schedule, all registration, maintenance and renewal fees, if applicable, currently due in connection with certificates in connection with such Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the U.S. or foreign jurisdictions, as the case may be, for the purposes of perfecting and maintaining such Intellectual Property.

(f) Except as set forth in Section 3.12(f) of the Company Disclosure Schedule, the Intellectual Property listed in Section 3.12 constitutes all of the Patents, Trademarks, Copyrights and domain names that has been used or relied upon in the operation of the Business as currently conducted. The Company has not transferred ownership of, nor granted any license with respect to, any Intellectual Property that is material to the Business, to any other Person.

(g) Except as set forth in Section 3.12(a) and 3.12(g) of the Company Disclosure Schedule, the Company is the owner of all right, title and interest in and to each item of Intellectual Property set forth on Section 3.12(a) of the Company Disclosure Schedule and each Trade Secret, or in the case of licensed Intellectual Property set forth on Section 3.12(b) of the Company Disclosure Schedule, the Company has obtained all licenses necessary to use and commercially exploit such Intellectual Property according to the terms of such licenses, free and clear of any Encumbrances (other than Permitted Encumbrances), and the Company has the right to use all of the Intellectual Property set forth on Section 3.12(a) of the Company Disclosure

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Schedule and each Trade Secret without payment to a third party, and has the right to stop others from using such Intellectual Property. Except as set forth in Section 3.12(g) of the Company Disclosure Schedule the right to sue for past damages, to the extent available, shall be transferred to either the Merger Sub or Optionee upon the Effective Time (as defined in the Merger Agreement). Except as set forth in Section 3.12(g) of the Company Disclosure Schedule, all Intellectual Property set forth on Section 3.12(a) and Section 3.12(b) of the Company Disclosure Schedule and each Trade Secret is fully transferable, alienable or licensable by the Company or other entity, without restriction and without payment of any kind to any other Person. Except as described in Section 3.12(g) of the Company Disclosure Schedule, the Company has no obligation to indemnify or defend any third-party in connection with claims for intellectual property infringement.

(h) Except as set forth in Section 3.12(h) of the Company Disclosure Schedule, the Company has not been alleged to misappropriate, infringe or otherwise violate any Intellectual Property right of any other Person and there is no claim or action pending, or, to the Company’s Knowledge, threatened, alleging any such infringement. To the Company’s Knowledge, the operation of the Business of the Company as of the date of this Agreement for the treatment of eosinophilic esophagitis does not misappropriate, infringe or otherwise violate any third party Intellectual Property right.

(i) The Company has taken commercially reasonable precautions to protect the secrecy of its Trade Secrets. To the Company’s Knowledge, none of the material trade secrets, know-how or other material confidential or proprietary information of the Company has been disclosed to any Person unless such disclosure was made pursuant to an appropriate confidentiality agreement.

(j) All former and current employees of the Company have executed written agreements prohibiting disclosure of confidential information and assigning to the Company, as applicable, all rights to any inventions made during or derived from their relationship with the Company, as applicable.

3.13. Inventories. The Company has no inventories (as that term is used for purposes of GAAP).

3.14. Related Party Transactions. The Company is not indebted to any director, officer or employee of the Company (except for amounts due as compensation or reimbursement for services performed and any severance obligations), and no such person is indebted to the Company. Except as listed on Section 3.14 of the Company Disclosure Schedule, no (a) Person who owns beneficially or of record at least five percent (5%) of the Outstanding Company Stock, (b) officer or director of the Company, (c) immediate family member of any of the Persons referred to in clauses (a) and (b) above, and (d) Person controlled by any one or more of the foregoing (excluding the Company) (collectively, the “Related Parties”) presently or since January 1, 2008: (i) owns or has owned, directly or indirectly, any material interest in (excepting not more than five percent (5%) stock holdings for investment purposes in securities of publicly

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a lessor, lessee, customer, distributor, sales agent, or supplier of the Company; (ii) owns or has owned, directly or indirectly, in whole or in part, any material tangible or intangible property that the Company uses for the conduct of its business; (iii) has brought any action, suit or proceeding against the Company; or (iv) on behalf of the Company, has made any payment or commitment to pay any commission, fee or other amount to, or purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any corporation or other Person of which any officer or director of the Company, or an immediate family member of the foregoing, is a partner or stockholder (excepting stock holdings solely for investment purposes in securities of publicly held and traded companies). The Company is not a party to any transaction with any Related Party on other than arm’s-length terms.

3.15. Employees and Related Agreements; ERISA.

(a) Section 3.15(a) of the Company Disclosure Schedule contains a true, correct and complete list as of the date of this Agreement of each employee benefit plan, agreement or policy (including any “employee benefit plan” as defined in Section 3(3) of ERISA, compensation arrangements, employment and severance agreements, and employment offer letters) sponsored by, maintained by, contributed to, or participated in by the Company, or to which the Company is a party or has or may have any liability, or under which current or former employees or independent contractors of the Company benefit (each, a “Company Benefit Plan” and, collectively, the “Company Benefit Plans”). The Company has made available to Optionee and its agents and representatives copies of (i) each Company Benefit Plan; (ii) the most recent annual report (Form 5500) filed with the IRS with respect to each such Company Benefit Plan; (iii) each trust agreement and any other material written agreement relating to each such Company Benefit Plan; (iv) the most recent summary plan description for each such Company Benefit Plan for which a summary plan description is required, and (v) the most recent determination or opinion letter issued by the IRS with respect to any such Company Benefit Plan intended to be qualified under Section 401(a) of the Code. No Company Benefit Plan is subject to Title IV of ERISA, covers any employees or independent contractors outside the United States, is a multiple employer plan, or provides health or welfare benefits to retirees. Each Company Benefit Plan covering two or more individuals can be amended, terminated or otherwise discontinued in accordance with its terms, without the consent of plan participants, and without liability to the Company other than ordinary administrative expenses and the payment of any accrued benefits.

(b) Each Company Benefit Plan is in compliance in all material respects with the applicable requirements of ERISA and the Code and other requirements of Law (including filing requirements with Governmental Bodies), and no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any Company Benefit Plan could be subject to any material liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law. As of the date of this Agreement, there are no audits, inquiries or proceedings pending or, to the Knowledge of the Company, threatened by

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

the IRS or any other Governmental Body with respect to any Company Benefit Plan (other than routine claims for benefits in the normal course) that could reasonably be expected to subject the Company or any Company Benefit Plan to any liability. Each arrangement subject to Section 409A of the Code is and, except as set forth on Section 3.15(b) of the Company Disclosure Schedule, has been maintained in material compliance therewith and the Treasury Regulations thereunder.

(c) Section 3.15(c) of the Company Disclosure Schedule contains a true, correct and complete list of each retention, bonus or severance agreement or plan or other arrangement of the Company with or relating to Company employees, directors or consultants under which amounts may be payable or benefits provided, or which provides for acceleration of benefits or payments, as a result of the consummation of the transactions contemplated by this Agreement or the Merger Agreement (either alone or in combination with any other event). A true, correct and complete copy of each of the agreements and plans set forth in Schedule 3.15(c) of the Company Disclosure Schedule has been made available to Optionee.

(d) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and either is a prototype plan that may rely on the EGTRRA opinion letter issued to its provider or has received an EGTRRA determination letter from the IRS that it is so qualified, and no fact or event has occurred since the date of such determination letter that could materially adversely affect the qualified status of any such Company Benefit Plan.

3.16. Employee Relations. The Company is not a party to any labor agreement with respect to its employees with any labor organization, group or association, nor, to the Knowledge of the Company, have there been any attempts to organize the employees of the Company during the one (1)-year period prior to the date of this Agreement. As of the date of this Agreement, there is no labor strike, labor disturbance or work stoppage pending against the Company. Within the past year, the Company has not incurred any liability or obligation under the Workers Adjustment and Retraining Notification Act or any other similar state or local law that remains unsatisfied.

3.17. Contracts.

(a) Section 3.17 of the Company Disclosure Schedule contains a true, correct and complete list of all Contracts currently in effect that (i) are material to the conduct and operations of the Business and its properties as currently conducted, (ii) involve the Stockholders or any of the officers, consultants, directors or employees of the Company (other than Company Benefit Plans or employment arrangements involving annual compensation by the Company of less than $100,000, or stock option agreements entered into in the ordinary course of business), (iii) require the Company to provide in-kind consideration, (iv) involve real property, (v) involve a joint venture, partnership, or limited liability company relationship, (vi) govern or relate to indebtedness, (vii) are material customer or supplier agreements of the Company (viii) obligate the Company to develop any product, drug or compound, (ix) require the Company to indemnify

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

any Person, except for Contracts entered into in the ordinary course of business, (x) grant any exclusive rights to any party (including any right of first refusal or right of first negotiation), or (xi) relate to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) (collectively, the “Listed Contracts”) and copies or access to such agreements, contracts, leases, licenses, instruments, commitments, indebtedness, Liabilities and other obligations have been provided to Optionee and its counsel. For purposes of this Section 3.17, “material” shall mean either (x) having an aggregate value, cost or amount in excess of $100,000, or (y) not terminable upon ninety (90) days or fewer notice.

(b) Except for such exceptions as would not have a Material Adverse Effect, as of the date of this Agreement, (i) each Listed Contract is in full force and effect and, except for those Listed Contracts which by their terms will expire prior to the Option Termination Date or are otherwise terminated prior to the Option Termination Date in accordance with the provisions thereof, will continue in full force and effect after the date hereof and after the exercise of the Option and the consummation of the Merger, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or making of any filing with, any other party, and represents a legally valid, binding and enforceable obligation of the Company, if the Company is a party thereto, except as may be limited by principles of public policy, and subject to (1) the effect of any applicable Law of general application relating to bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors’ rights and relief of debtors generally and (2) the effect of rules of law and general principles of equity, including rules of Law and general principles of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether considered in a proceeding in equity or at Law); and (ii) the Company is not in material breach or violation of, or material default under, any of the Listed Contracts to which it is a party, nor has the Company received any written notice that it has materially breached, violated or defaulted under any of the Listed Contracts to which it is a party. There are no Listed Contracts that are not in written form.

3.18. Litigation and Governmental Orders. As of the date of this Agreement, (i) there are no Actions pending or, to the Knowledge of the Company, threatened against the Company, any of the assets or properties of the Company, or any of the directors and officers of the Company in their capacity as directors or officers of the Company that individually, or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (ii) the Company or its assets and properties are not subject to any Governmental Orders relating specifically to the Company or any of its assets or properties that individually, or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There is no Governmental Order against the Company, or, to the Knowledge of the Company, any of its directors or officers (in their capacities as such), that could prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on the Company. All litigation to which the Company is a party (or, to the Knowledge of the Company, threatened to become a party) is described in Section 3.18 of the Company Disclosure Schedule. This Section 3.18 does not apply to regulatory compliance, which is addressed in Sections 3.9(b) – (h) hereunder.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

3.19. Compliance with Laws. To the Knowledge of the Company, the Company is conducting the Business in compliance with applicable Law, except where the failure to so comply, when taken together with all other such failures by the Company to so comply, would not have a Material Adverse Effect. The Company has not received any written notice from any Governmental Body to the effect that the Company is not in compliance with any applicable Law, except where the failure to so comply, when taken together with all other such failures by the Company to so comply, would not have a Material Adverse Effect. This Section 3.19 does not apply to regulatory compliance, which is addressed in Section 3.9 hereunder.

3.20. Environmental Matters. To the Knowledge of the Company, except for such violations, activities and Actions as would not have a Material Adverse Effect, (i) no Hazardous Material is present at any of the real property leased by the Company in violation of any applicable Environmental Law; (ii) the Company has not engaged in any Hazardous Materials Activity in violation of any applicable Environmental Law; and (iii) no Action is pending or has been threatened against the Company concerning any of the Hazardous Materials Activities of the Company, or Hazardous Materials Activity on any of the Company Property.

3.21. Insurance. The physical properties, assets and business of the Company are insured as of the date of this Agreement to the extent disclosed on Section 3.21 of the Company Disclosure Schedule attached hereto and all such insurance policies and arrangements are disclosed therein. As of the date of this Agreement, said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Company is in material compliance with the terms thereof. The Company has not received any written notice of termination of, or material premium increase with respect to, any of such policies.

3.22. Customers and Suppliers. As of the date hereof, no material customer and no material supplier of the Company has canceled or otherwise terminated, or made any written threat to the Company to cancel or otherwise terminate its relationship with the Company or has at any time on or after the Balance Sheet Date, decreased materially its services or supplies to the Company in the case of any such supplier, or its usage of the services or products of the Company in the case of such customer, and no such supplier or customer has indicated in writing that it intends to cancel or otherwise terminate its relationship with the Company or to decrease materially its services or supplies to the Company or its usage of the services or products of the Company, as the case may be.

3.23. Takeover Laws. The Company has taken all action required to be taken by it in order to exempt this Agreement, the Merger Agreement and the Merger from, and this Agreement, the Merger Agreement and the Merger are exempt from, the requirements of any “fair price,” “moratorium,” “control share acquisition” statute or other similar anti-takeover statute or regulation enacted under any Requirements of Laws, or any takeover provision in the Certificate of Incorporation or the Company’s by-laws.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

3.24. Approval by Stockholders. The affirmative vote or consent of (i) the holders of a majority of the shares of the outstanding Common Stock and Preferred Stock voting or consenting, as the case may be, on an as-if-converted to Common Stock basis and (ii) the holders of seventy-five percent (75%) of the shares of the outstanding Preferred Stock voting as a separate class are the only votes of the holders of any capital stock of the Company necessary under the DGCL and the Certificate of Incorporation to approve this Agreement and the Merger Agreement and the transactions contemplated thereby. The shares of Outstanding Company Stock that are subject to the Voting Agreement are, if voted in favor of the Merger, sufficient to authorize and approve the Merger pursuant to the Certificate of Incorporation and the DGCL.

3.25. Absence of Unlawful Payments. None of (a) the Company, (b) any director or officer of the Company, nor, (c) to the Company’s Knowledge, any employee, agent or other Person acting on behalf of the Company, in each case in connection with the operation of the Company’s business: (i) has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment; made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or violated any provision of the FCPA; or (iii) has accepted or received any unlawful contributions, payments, gifts or expenditures.

3.26. Brokers. Except for any fees payable to Stifel, Nicolaus & Company, Incorporated as set forth on Section 3.26 of the Company Disclosure Schedule, which is entitled to certain advisory fees in connection with this Agreement and the Merger Agreement, the Company has not entered into any contract or other arrangement or understanding (written or oral, express or implied), with any Person which may reasonably result in the obligation of the Company to pay any fees or commissions to any broker or finder as a result of the execution and delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated by this Agreement and the Merger Agreement.

3.27. Disclosure. None of the representations or warranties made by the Company herein or in the Company Disclosure Schedule or exhibit hereto, and no certificate furnished by the Company pursuant to this Agreement contain, any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF OPTIONEE

As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, Optionee hereby represents and warrants to the Company and agrees as follows:

4.1. Organization of Optionee. Optionee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

4.2. Authority of Optionee.

(a) Optionee has full corporate power and authority to execute, deliver and perform this Agreement, all of the Optionee Ancillary Agreements and the Merger Agreement. The execution, delivery and performance of this Agreement, the Optionee Ancillary Agreements and the Merger Agreement (together with the other instruments, documents and agreements contemplated by or to be executed in connection with the transactions contemplated by the Merger Agreement) by Optionee have been duly authorized and approved by Optionee’s board of directors and do not require any further authorization or consent of Optionee or its stockholders. This Agreement has been duly authorized, executed and delivered by Optionee and is the legal, valid and binding agreement of Optionee enforceable in accordance with its terms, and each of the Optionee Ancillary Agreements has been duly authorized by Optionee and upon execution and delivery by Optionee will be a legal, valid and binding obligation of Optionee enforceable in accordance with its terms, in each case except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b) Neither the execution and delivery of this Agreement, any of the Optionee Ancillary Agreements or the Merger Agreement, nor the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof, nor the exercise of the Option, in each case by Optionee, will:

(i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (A) the certificate of incorporation or by-laws of Optionee, (B) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Optionee is a party or any of its properties or assets is subject or by which Optionee is bound, (C) any Court Order to which Optionee is a party or any of Optionee’s properties or assets is subject or by which it is bound or (D) any material Requirements of Laws affecting Optionee, its assets or its business; or

(ii) require the approval, consent, authorization or act of, or the making by Optionee of any declaration, filing or registration with, any Person, except, with respect to the consummation of the Merger, as provided under the HSR Act.

4.3. Brokers. Except for BMO Capital Markets Corp., neither Optionee nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

4.4. Financial Wherewithal. Optionee has the financial wherewithal, in the form of cash on hand, to pay the Option Consideration and, when obligated in accordance with this Agreement, the Option Milestone Payments.

4.5. Due Diligence Investigation. Optionee has had an opportunity to discuss the business, management, operations and finances of the Company with its respective officers, directors, employees, agents, consultants, representatives and Affiliates, and has had an opportunity to inspect the facilities of the Company. Optionee has conducted its own independent investigation of the Company. In making its decision to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, Optionee has relied solely upon the representations and warranties of the Company set forth in Article III (and acknowledges that such representations and warranties are the only representations and warranties made by the Company) and has not relied upon any other information provided by, for or on behalf of the Company, or its respective agents or representatives, to Optionee in connection with the transactions contemplated by this Agreement. Optionee has no knowledge of the existence or nonexistence or occurrence or nonoccurrence of any event, condition or circumstance the existence, nonexistence, occurrence or nonoccurrence of which would cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any respect. Optionee has entered into the transactions contemplated by this Agreement with the understanding, acknowledgement and agreement that no representations or warranties, express or implied, are made with respect to any projection or forecast regarding future results or activities or the probable success or profitability of the Business or the Company. Optionee acknowledges that, except as provided in the Voting Agreement, no current or former stockholder, director, officer, employee, agent, consultant, Affiliate or advisor of the Company has made or is making any representations, warranties or commitments whatsoever regarding the subject matter of this Agreement, express or implied.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

ARTICLE V

ACTION PRIOR TO THE OPTION TERMINATION DATE

The respective parties hereto covenant and agree to take the following actions between the date hereof and the earlier of the Option Termination Date or, if the Option is exercised prior to the Option Termination Date, the Merger Agreement Execution Date:

5.1. Investigation by Optionee; Information Rights.

(a) The Company shall afford the officers, employees and authorized representatives of Optionee (including independent public accountants and attorneys) reasonable access, upon three (3) business days’ notice and not more than once semi-annually (provided, that with respect to Optionee’s and/or Optionee’s auditors’ request for, and access to, financial records and information that are required for Optionee to prepare its financial statements or for Optionee’s auditors to review, audit or perform other procedures on Optionee’s financial statements, Optionee and Optionee’s auditors shall only be required to provide reasonable advance notice and shall be limited to one annual visit), during normal business hours to the offices, properties, employees and business and financial records (including computer files and similar documentation) of the Company and the Subsidiaries to the extent Optionee shall deem reasonably necessary or desirable and shall furnish to Optionee or its authorized representatives such additional information concerning the assets, properties, operations and businesses of the Company and the Subsidiaries as shall be reasonably requested, including all such information as shall be reasonably necessary to enable Optionee or its representatives to verify the accuracy of the representations and warranties contained in this Agreement and to verify that the covenants of the Company contained in this Agreement are being and have been complied with. Optionee agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Company and the Subsidiaries. All costs and expenses associated with the information and investigation rights of Optionee under this Section 5.1(a) shall be borne by Optionee.

(b) The Company shall, unless the parties agree otherwise in writing:

(i) deliver to Optionee as soon as practicable, but in any event within sixty (60) days after the end of each fiscal year of the Company, a consolidated income statement for such fiscal year, a consolidated balance sheet as of the end of such year and a consolidated cash flow statement for such fiscal year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP consistently applied, and audited and certified by independent public accountants of nationally recognized standing selected by the Company, and additionally, the Company shall deliver a draft of such year-end financial reports to Optionee as soon as practicable, but in any event within fifty (50) days after the end of each fiscal year of the Company;

(ii) deliver to Optionee as soon as practicable, but in any event within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited consolidated profit or loss statement for such fiscal quarter, an unaudited consolidated balance sheet as of the end of such fiscal quarter and an unaudited consolidated cash flow statement for such fiscal quarter;

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(iii) deliver to Optionee within ten (10) business days of the end of each month, an unaudited consolidated income statement for such month, an unaudited consolidated balance sheet as of the end of such month and an unaudited consolidated cash flow statement for such month, in reasonable detail;

(iv) deliver to Optionee as soon as practicable, but in any event fifteen (15) days prior to the end of each fiscal year, an updated Operating Plan for the next fiscal year and the successive fiscal year(s) during which the Company expects the Option to remain exercisable, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months;

(v) deliver to Optionee as soon as reasonably practicable, additional supporting financial information as mutually agreed upon by Optionee and the Company;

(vi) deliver to Optionee, with respect to the audited financial statements called for in subsection (i) and the unaudited financial statements called for in subsection (ii) of this Section 5.1(b), an instrument executed by the chief financial officer, chief business officer or chief executive officer of the Company, certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods and fairly present, in all material respects, the consolidated financial condition of the Company and the Subsidiaries and its results of operation for the period specified, subject to year-end audit adjustments and, in the case of the financial statements called for in subsection (ii) of this Section 5.1(b), footnotes;

(vii) deliver to Optionee, with respect to the unaudited financial statements called for in subsection (iii) of this Section 5.1(b), an instrument executed by the chief financial officer, chief business officer or chief executive officer of the Company, certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods and fairly present, in all material respects, the consolidated financial condition of the Company and the Subsidiaries and its results of operation for the period specified, subject to year-end audit adjustments; and

(viii) deliver or make available to Optionee a copy of any presentation or report provided to the Company’s Board of Directors relating to the development status of the OBS Development Product.

(c) Optionee will hold any information obtained pursuant to this Section 5.1 or Section 5.8 in confidence in accordance with, and will otherwise be subject to, the provisions of the Confidentiality Agreement (it being understood that Optionee shall be permitted to disclose such information to the extent required by applicable Requirements of Law or the rules of any applicable securities exchange subject to and in accordance with the terms of the Confidentiality Agreement ).

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(d) Notwithstanding any disclosure requirements of the Company set forth in this Article V, the Company shall not be obligated to disclose to Optionee any proprietary information to the extent such disclosure would, or would be reasonably expected to, violate any contractual obligation of the Company or would cause the Company or a Subsidiary to waive the attorney-client privilege; provided, however, that the Company: (i) shall be entitled to withhold only such information that may not be provided without causing such violation or waiver; (ii) shall provide to Optionee all related information that may be provided without causing such violation or waiver (including, to the extent permitted, redacted versions of any such information); (iii) at the request of Optionee, shall cooperate with Optionee and use its commercially reasonable efforts to obtain the consent or waiver of any third party to the disclosure in full of all such information to Optionee; and (iv) shall enter into such joint-defense agreements or other protective arrangements as may be reasonably requested by Optionee in order that all such information may be provided to Optionee without causing such violation or waiver.

5.2. Preserve Accuracy of Representations and Warranties; Notification of Certain Matters.

(a) Other than as permitted under this Agreement or as otherwise consistent with the Operating Plan, the Company shall: (i) refrain from taking any action which would render (A) any representation or warranty made by it in Article III (other than any Updated Representations) inaccurate in any material respect as of the Option Exercise Date, or (B) any Updated Representations inaccurate in any material respect after giving effect to the Updated Schedules; and (ii) use commercially reasonable efforts to cause (A) each of the representations and warranties made by it in Article III (other than any Updated Representations) to be true and correct in any material respect as of the Option Exercise Date, and (B) each of the Updated Representations to be true and correct in all material respects after giving effect to the Updated Schedules. Optionee shall refrain from taking any action which would render any representation or warranty made by it in Article IV inaccurate in any material respect as of the Option Exercise Date and take any and all actions as are necessary to cause each of the representations and warranties made by it in Article IV to be true and correct in all material respects as of the Option Exercise Date. For purposes of this Section 5.2(a) only, the phrase “commercially reasonable efforts” means the exercise of such efforts and commitment of such resources by a company with substantially the same resources (without regard to the portion of the Option Consideration received by the Company or the Rights Proceeds, or any interest thereon) and expertise as the Company, with due regard to the nature of efforts and cost required for the undertaking at stake.

(b) Each party shall promptly notify the other of (i) any event or matter that would reasonably be expected to cause any of its representations or warranties to be untrue in any material respect on the Option Exercise Date, other than such events or matters permitted

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

under this Agreement or as otherwise consistent with the Operating Plan, and (ii) any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement or the Merger Agreement.

(c) The Company shall promptly notify Optionee of (i) any change or event having, or that would reasonably be expected to have, a Material Adverse Effect, (ii) any lawsuit, claim, proceeding or investigation that is threatened in writing (or, if not threatened in writing, is otherwise material to the Company and the Subsidiaries), brought, asserted or commenced against the Company which would have been listed in Section 3.18 of the Company Disclosure Schedule if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof and (iii) any material default under any Listed Contract or event which, with notice or lapse of time or both, would become such a default on or prior to the Option Termination Date and of which the Company has Knowledge.

5.3. Consents of Third Parties; Governmental Approvals.

(a) If (i) the Company becomes aware of any consent, approval or waiver from any Person that is party to an agreement with the Company or a Subsidiary that is required for the exercise of the Option or the consummation of the transactions contemplated by the Merger Agreement which has not been obtained prior to the date hereof, or (ii) the Company receives any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or the Merger Agreement, the Company shall immediately notify Optionee in writing thereof and, at Optionee’s request, the Company will act diligently and reasonably in attempting to obtain, before the Option Termination Date, such consent, approval or waiver, in form and substance reasonably satisfactory to Optionee; provided that neither the Company nor Optionee shall have any obligation to offer or pay any consideration in order to obtain any such consents or approvals; and provided, further, that the Company shall not make any agreement or understanding materially and adversely affecting its assets or its business as a condition for obtaining any such consents or waivers except with the prior written consent of Optionee. During the period prior to the Option Termination Date, Optionee shall act diligently and reasonably to cooperate with the Company in attempting to obtain the consents, approvals and waivers contemplated by this Section 5.3(a).

(b) The Company and Optionee shall act diligently and reasonably, and shall cooperate with each other, in attempting to obtain any consents and approvals of any Governmental Body required to be obtained by them in order to consummate the transactions contemplated by the Merger Agreement, other than under the HSR Act; provided, that if Optionee determines, in its sole discretion, that filings are required under the HSR Act, the parties shall comply with the provisions of paragraph (c) below; provided further that the Company shall not make any agreement or understanding materially and adversely affecting its assets or its business as a condition for obtaining any consents or approvals described in this Section 5.3(c) except with the prior written consent of Optionee.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(c) If Optionee determines, in its sole discretion, that filings with the FTC and the Antitrust Division are required to be filed under the HSR Act with respect to the transactions contemplated by the Merger Agreement prior to the exercise of the Option, then the Company and Optionee shall making such filings and cooperate in all respects with each other in connection with such filings, and in connection therewith:

(i) each of the Company and Optionee agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and property as may be required of each of them to file any additional information requested by the FTC or the Antitrust Division under the HSR Act with respect to the notifications filed by the Company and Optionee in connection with the transactions contemplated by the Merger Agreement;

(ii) each of the Company and Optionee agrees to provide to the other copies of all correspondence between it (or its advisors) and any such agency relating to this Agreement or any of the matters described in this Section 5.3(d);

(iii) the Company and Optionee agree that all telephonic calls and meetings with such agencies regarding the transactions contemplated hereby or any of the matters described in this Section 5.3(d) shall include representatives of each of the Company and Optionee; and

(iv) the filing fees under the HSR Act shall be borne by Optionee.

5.4. Conduct of Business by the Company and the Subsidiaries.

(a) The Company shall, and shall cause each of the Subsidiaries to, operate and carry on its business in the ordinary course and/or in a manner such that ****, to the extent consistent therewith, keep and maintain its assets and properties in good operating condition and use its commercially reasonable efforts consistent with good business practice to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with material customers, suppliers, contractors, licensors, licensees and others having business dealings with it (except, in each case, as set forth on Section 5.4 of the Company Disclosure Schedule, with the prior written approval of Optionee or as otherwise consistent with the Operating Plan); provided, however, the Company shall be permitted to conduct Permitted Financings. For purposes of this Section 5.4(a) only, the phrase “commercially reasonable efforts” means the exercise of such efforts and commitment of such resources by a company with substantially the same resources (without regard to the portion of the Option Consideration received by the Company or the Rights Proceeds or any interest thereon) and expertise as the Company, with due regard to the nature of efforts and cost required for the undertaking at stake.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(b) Without limiting the generality of Section 5.4(a), except as expressly contemplated by this Agreement, as set forth on Section 5.4 of the Company Disclosure Schedule or with the express written approval of Optionee, the Company shall not, and shall not permit any of the Subsidiaries to:

(i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to any stockholder in its capacity as such, (B) split, combine or reclassify any of its capital stock or issue, sell or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than any issuances of its securities (1) in connection with Permitted Financings, (2) upon exercise of outstanding Stock Options and the Warrant, (3) upon conversion of outstanding shares of Preferred Stock, or (4) upon issuance or exercise of Stock Options permitted to be issued pursuant to Section 5.4(b)(ii)(B) or (C) purchase, redeem or otherwise acquire any shares of its capital stock or other securities, except where such purchase or redemption is financed solely with the portion of the Option Consideration that has been paid to the Company and any Rights Proceeds (together with any interest that has accrued on such Option Consideration or Rights Proceeds) and provided that such purchase or redemption does not result, directly or indirectly, in the shares of Outstanding Company Stock that are subject to the Voting Agreement being insufficient to authorize and approve the Merger pursuant to the Certificate of Incorporation and the DGCL;

(ii) other than in connection with Permitted Financings, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock or other securities (including any rights, warrants or options to acquire any shares of its capital stock or other securities); provided that: (A) the Company shall be entitled to issue shares of Common Stock or Preferred Stock (1) upon the exercise of outstanding Stock Options and the Warrant, or (2) upon conversion of outstanding shares of Preferred Stock in accordance with the terms thereof as in effect on the date hereof; provided that such issuances do not and will not result, directly or indirectly, in the shares of Outstanding Company Stock that are subject to the Voting Agreement being insufficient to authorize and approve the Merger pursuant to the Certificate of Incorporation and the DGCL; and (B) the Company shall be entitled to issue options to acquire shares of Common Stock pursuant to the Stock Plan, provided that such issuances do not and will not (assuming the exercise of such options) result, directly or indirectly, in the shares of Outstanding Company Stock that are subject to the Voting Agreement being insufficient to authorize and approve the Merger pursuant to the Certificate of Incorporation and the DGCL;

(iii) other than in connection with Permitted Financings or in connection with the issuance of Stock Options permitted to be issued pursuant to Section 5.4(b)(ii)(B), amend its certificate of incorporation, by-laws or similar organizational documents; provided that any such amendment shall effect changes only necessary to consummate the Permitted Financing or issuance of Stock Options;

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof;

(v) alter through merger, liquidation, reorganization, restructuring or in other fashion its corporate structure;

(vi) voluntarily dissolve or liquidate;

(vii) file a voluntary petition in bankruptcy or commence a voluntary legal procedure for reorganization, arrangement, adjustment, release or composition of Indebtedness in bankruptcy or other similar Requirements of Law now or hereafter in effect, consent to the entry of an order for relief in an involuntary case under any such Requirements of Law or apply for or consent to the appointment of a rescuer, liquidator, assignee, custodian or trustee (or similar office) of the Company or any Subsidiary;

(viii) enter into the active management of a business that is not primarily related to, or in furtherance of, being a pharmaceutical company focused on the research, development and commercialization of proprietary healthcare products;

(ix) except as set forth in the Operating Plan, make or incur any new capital expenditures in excess of **** (individually or in the aggregate);

(x) (A) modify any of the agreements, understandings, obligations, commitments or other obligations set forth in any of the schedules to this Agreement, except for such modifications that are consistent in all material respects with the Operating Plan or do not modify any such agreements or other obligations in any material respect (subject to clause (2) below) or (B) other than in connection with Permitted Financings: create, incur or assume any Indebtedness (or enter into any agreement, understanding, obligation or commitment to do so); enter into, as lessee, any capital lease (as defined in Statement of Financial Accounting Standards No. 13); guarantee any such Indebtedness or obligation; issue or sell any debt securities, or guarantee any debt securities of others; or make any loans, advances or capital contributions to, or investments in, any other Person (other than reasonable advances for work-related expenses to employees and consultants in the ordinary course consistent with Company policies) or obligation, in each case (1) of the type that would have been required to be listed in Section 3.17 of the Company Disclosure Schedule if in existence on the date hereof (except as consistent with the Operating Plan), (2) that would require the approval or consent of any other Person to the transactions contemplated by this Agreement and the Merger Agreement or would otherwise prohibit, interfere with or delay the exercise of the Option by Optionee or the consummation of the Merger or (3) that would not be permitted to be repaid pursuant to its terms in connection with the consummation of the Merger without the payment of any prepayment penalty or fee;

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(xi) except as consistent with the Operating Plan, enter into any contract for the purchase of real property or any option to extend a lease listed in Section 3.10(b) of the Company Disclosure Schedule;

(xii) sell, lease (as lessor), transfer or otherwise dispose of, or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of its assets, other than (A) inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of business and other than Permitted Encumbrances, (B) sales or other dispositions not in the ordinary course of business so long as such sales or dispositions are consistent with the Operating Plan or do not exceed **** (individually or in the aggregate), and (C) in connection with Permitted Financings;

(xiii) cancel any debts owed to or claims held by it (including the settlement of any claims or litigation) other than in the ordinary course of business;

(xiv) other than in connection with Permitted Financings, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction thereof in the ordinary course of business or pursuant to contractual obligations in effect as of the date hereof or as required by applicable law;

(xv) accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business;

(xvi) delay or accelerate payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business;

(xvii) make any change in the accounting policies applied in the preparation of the financial statements contained in Section 3.4 of the Company Disclosure Schedule, except as required by GAAP;

(xviii) except as consistent with the Operating Plan, enter into, adopt or amend any bonus, incentive, deferred compensation, insurance, medical, hospital, disability or severance plan, agreement or arrangement or enter into or amend any employee benefit plan or employment, consulting or management agreement, other than any such amendment to an employee benefit plan that is made to maintain the qualified status of such plan or its continued compliance with applicable law and other than in the ordinary course of business; provided that no such plan, agreement or arrangement (or amendment thereto) shall provide for severance or similar payments except to the extent such severance or similar payments are consistent with pharmaceutical industry norms;

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(xix) except as consistent with the Operating Plan, pay or commit to pay any bonus to any officer or employee, or make any other change in the compensation of its employees, other than payments, commitments or changes made in accordance with the Company’s normal compensation practices or pursuant to contractual obligations in effect as of the date hereof or as required by applicable law;

(xx) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods; or

(xxi) except as consistent with the Operating Plan, enter into any other agreement or commitment to take any action prohibited by this Section 5.4.

(c) The Company shall, and shall cause the Subsidiaries to: (i) conduct the Phase 2 Study in compliance in all material respects with all applicable Requirements of Laws and in accordance in all material respects with the Operating Plan; (ii) use the Option Milestone Payments only for funding expenses identified herein, or which are otherwise consistent in all material respects with, the Operating Plan; (iii) keep its and their existing policies of insurance, or comparable insurance, in full force and effect; and (iv) to the extent the Company or a Subsidiary is obligated or has the right to do so (and is exercising such prosecution rights) pursuant to any agreement relating to Intellectual Property and to the extent the Company deems such action necessary in its reasonable and good faith determination and as otherwise consistent with the Operating Plan, diligently prosecute, or enforce its rights to cause another party to such agreement relating to Intellectual Property to diligently prosecute, claims in the pending patent applications within Intellectual Property claiming existing products and products currently under development . The Company shall deliver (1) the final study report relating to the Phase 2 Study within three (3) business days after such report becomes final, and (2) the Phase 2 Data by the earlier of (A) fifteen (15) business days after such Phase 2 Data has been received by the Company from its third-party contractor and (B) one (1) business day after such Phase 2 Data has been approved for release to Optionee by the Company’s Board of Directors.

5.5. Acquisition Proposals. ****

5.6. Takeover Laws. If any “fair price,” “moratorium” or “control share acquisition” statute or other similar anti-takeover statute or regulation shall become applicable to the transactions contemplated by this Agreement or the Merger Agreement, the Company and its Board of Directors shall use their best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement and the Merger Agreement may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby and thereby.

5.7. Required Company Stockholder Vote; Voting Agreement. ****.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

5.8. Access to Information. From and after the date hereof and until the earlier of the Option Termination Date or, if the Option is exercised prior to the Option Termination Date, the Merger Agreement Execution Date, (a)(i) the Company shall provide the Optionee, on a semi-annual basis, a written report and/or powerpoint slide deck covering the Company’s activities for the preceding period to develop and test the OBS Development Product and obtain governmental approvals necessary for marketing the OBS Development Product, including, if applicable, a description of any material issues that have arisen in such preceding period, and (ii) upon reasonable request, in writing, to the Company by Optionee, the Company shall meet with the Optionee at the Company’s offices or via telephone to discuss the written report and the general development status of the OBS Development Product, provided that the Company shall not be obligated to meet with the Optionee more than once semi-annually, and (b) the Company shall deliver to Optionee a copy of any formal project-related correspondence received by or submitted to the FDA or any analogous foreign Governmental Body promptly following delivery or receipt of the same. In addition, following the Company’s delivery of the Operating Plan to the Optionee pursuant to Section 5.1(b)(iv), the Company and Optionee shall work in good faith to make such changes to such Operating Plan as the parties may mutually agree; provided that until such time as the parties have approved such Operating Plan, the Company shall continue to operate consistent in all material respects with the most recently-approved Operating Plan.

5.9. Option Milestone Payments.

(a) Optionee shall, within ten (10) business days following its receipt of an Option Milestone Payment Notification, pay to the Company the applicable Option Milestone Payment Amount payable upon achievement of the applicable Option Milestone, in each case in immediately available funds by check or by wire transfer to such bank account or accounts as may be specified in the Option Milestone Payment Notification; provided, however, that with respect to (i) the First Option Milestone Payment and the Second Option Milestone Payment, the payment of the applicable Option Milestone Payment Amount shall not be required to be made until Parent has received Voting Agreements executed by Stockholders representing the First Option Required Company Stockholder Vote and the Second Option Required Company Stockholder Vote, respectively, which payment shall be made by Parent within the later of five (5) business days of Parent’s receipt thereof and the end of the ten (10) business day period following the applicable Option Milestone Payment Notification, and (ii) the Third Option Milestone Payment, the Third Option Milestone Payment Amount shall be delivered concurrently with the Continuation Notice, if any.

(b) Following the date hereof, unless and until a Technical Failure has occurred, the Company shall act in good faith and shall use Option Milestone Diligence Efforts to cause each of the Option Milestones to be achieved as promptly as reasonably practicable following the date hereof. “Option Milestone Diligence Efforts” means the ****

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

ARTICLE VI

INDEMNIFICATION

6.1. Survival. The representations and warranties made by the Company in Article III and by Optionee in Article IV shall survive the date hereof and shall expire on the earlier of the (a) Merger Execution Date and (b) the Option Termination Date (the “Survival Period”). All covenants and agreements of the parties contained in this Agreement shall survive from and after the date hereof through the Survival Period, except that the indemnification obligations under this Article VI shall continue as to (i) the covenants set forth in Sections 8.1, 8.2 and 8.8, as to all of which no time limitation shall apply, (ii) the obligation of Optionee to pay any Option Milestone Payments, which shall survive until paid, to the extent due, and (iii) any Damages which an Indemnified Party has notified the Indemnitor in accordance with the requirements of this Article VI on or prior to the date such indemnification would otherwise terminate in accordance with this Section 6.1, as to which the obligation of the Indemnitor shall continue (x) if the Option is exercised prior to the Option Termination Date, as indemnifiable claims under the Merger Agreement as set forth in Section 6.3(e), or (y) if the Option is not exercised prior to the Option Termination Date, until the liability of the Indemnitor for such Damages actually incurred shall have been finally determined, and the Indemnitor shall have reimbursed the Indemnified Party for the full amount of such Damages, in accordance with this Article VI.

6.2. Right to Indemnification.

(a) Subject to the limitations set forth in this Article VI, from and after the date hereof, the Optionee Indemnitees shall be entitled to be indemnified, up to an amount not exceeding the Indemnity Cap, against any Damages actually incurred by any Optionee Indemnitee arising out of or resulting from: (i) any breach of any representation or warranty set forth in Article III; or (ii) any breach of any covenant or agreement of the Company set forth in this Agreement; provided, however, that the Indemnity Cap and the Basket shall not apply to any claims related to an inaccuracy or breach of any representations, warranties, covenants or agreements under **** (collectively, the “Fundamental Representations”), and any claims based on a finding of actual fraud involving a knowing and intentional misrepresentation of a fact material to the transactions contemplated by this Agreement made with the intent of inducing any other party hereto to enter into this Agreement and upon which such other party has relied (as opposed to any fraud claim based on constructive knowledge, negligent misrepresentation or a similar theory) under applicable tort laws.

(b) Subject to the limitations set forth in this Article VI, from and after the date hereof, the Company Indemnitees shall be entitled to be indemnified by Optionee against any Damages actually incurred by any Company Indemnitee arising out of or resulting from: (i) any breach of any representation or warranty set forth in Article IV; or (ii) any material breach of any covenant or agreement of Optionee set forth in this Agreement.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

6.3. Limitations on Liability.

(a) Each of the Company and Optionee agrees that, from and after the date hereof, except with respect to remedies that cannot be waived as a matter of law (including fraud) and injunctive and provisional relief (including specific performance), this Article VI shall be the exclusive remedy with respect to any breaches of the representations and warranties set forth in this Agreement. No current or former stockholder, director, officer, employee, agent, consultant, Affiliate or advisor of the Company shall have any Liability of any nature to an Optionee Indemnitee with respect to any breach of any representation, warranty, covenant or agreement contained in, or any other claims based upon, arising out of, or otherwise in respect of, this Agreement. No current or former stockholder, director, officer, employee, agent, consultant, Affiliate or advisor of Optionee shall have any Liability of any nature to any Company Indemnitee with respect to any breach of any representation, warranty, covenant or agreement contained in, or any other claims based upon, arising out of, or otherwise in respect of, this Agreement.

(b) Without limiting the effect of any other limitation contained in this Article VI, the indemnification provided for in Section 6.2 shall not apply except to the extent that the aggregate Damages against which an Optionee Indemnitee would otherwise be entitled to be indemnified under this Article VI exceeds **** percent of the Indemnity Cap (the “Basket”), in which event the Optionee Indemnitee shall, subject to the other limitations contained herein, be entitled to be indemnified only against the portion of such Damages in excess of the Basket; provided, however, the Basket shall not apply to any claims related to a breach of any Fundamental Representation.

(c) For purposes of computing the amount of any Damages incurred by an Optionee Indemnitee under this Article VI, there shall be deducted an amount equal to the amount of any insurance proceeds actually received or reasonably expected to be received by the Optionee Indemnitee or any of its Affiliates in connection with such Damages or any of the circumstances giving rise thereto (it being understood that the Optionee Indemnitee and any of its Affiliates shall use commercially reasonable efforts to obtain such proceeds).

(d) Nothing in this Section 6.3 shall limit, and neither the Indemnity Cap nor the Basket shall apply to, any remedy Optionee or the Company may have against any Person for actual fraud involving a knowing and intentional misrepresentation of a fact material to the transactions contemplated by this Agreement made with the intent of inducing any other party hereto to enter into this Agreement and upon which such other party has relied (as opposed to any fraud claim based on constructive knowledge, negligent misrepresentation or a similar theory) under applicable tort laws.

(e) Optionee shall have the right, exercisable by delivery of written notice to the Company delivered on or prior to the Closing Date, to setoff against the Closing Payment Amount (as defined in the Merger Agreement) an amount equal to the aggregate amount of all Damages relating to claims for indemnification made by an Optionee Indemnitee pursuant to this

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Article VI which have been finally determined to be owed to the Optionee Indemnitee pursuant to this Agreement but which have not been paid by the Company as of the Closing Date. In addition, any pending claims for indemnification made by an Optionee Indemnitee pursuant to Article VI which have not been finally determined to be owed to such Optionee Indemnitee as of the Closing Date, subject in each case, for the avoidance of doubt, to all of the limitations on indemnification set forth in this Article VI, shall be treated as indemnifiable claims under the Merger Agreement and upon final determination thereof, reimbursed by the Company in accordance with and subject to the provisions of the Merger Agreement and the Escrow Agreement (as defined in the Merger Agreement), as applicable.

6.4. Procedure for Claims between Parties.

(a) Any Person seeking to be indemnified for Damages pursuant to Section 6.2 (the “Indemnified Party”), other than with respect to a Third-Party Claim, shall, within the Survival Period provided for in Section 6.1 above, if applicable, give to the Person which is obligated pursuant to this Article VI to provide indemnification as set forth herein (the “Indemnitor”) a notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to any claims for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any agreement, certificate or instrument executed pursuant hereto or in connection herewith upon which such claim is based.

(b) The Indemnitor shall have thirty (30) days following receipt of any Claim Notice pursuant hereto to (i) agree to the amount or method of determination set forth in the Claim Notice to pay such amount to (A) an Optionee Indemnitee in immediately available funds or (B) a Company Indemnitee in immediately available funds, or (ii) provide such Person with notice that they disagree with the amount or method of determination set forth in the Claim Notice, and the parties shall thereafter attempt to resolve the disagreement by negotiation in good faith; provided that if the parties are unable to reach agreement within sixty (60) days of such notice, the dispute shall be submitted for final adjudication to the applicable court sitting in the State of Delaware in accordance with Section 8.13.

6.5. Defense of Third-Party Claims.

(a) Third-Party Claims. In the event of the assertion or commencement by any third Person of any claim or proceeding (whether against any Optionee Indemnitee, Company Indemnitee, or any other Person) (a “Third-Party Claim”) with respect to which an Indemnitor may become obligated to indemnify, hold harmless, compensate or reimburse any Optionee Indemnitee or Company Indemnitee pursuant to this Article VI, then:

(i) with respect to Third-Party Claims that relate solely to the payment of money damages and will not have an adverse effect on the business, operations, prospects, or reputation of the Company or Optionee ****, then the **** shall have thirty (30) days after receipt of the **** notice of a given Third-Party Claim to deliver to the

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**** a written acknowledgement that such Third-Party Claim is an indemnifiable claim for which it is liable and, at its election, to conduct and control the defense and settlement of such Third-Party Claim at its own expense with counsel reasonably satisfactory to the ****, in which case: (A) the **** may participate in, but not control, such defense or settlement through counsel chosen by such **** at its own expense; (B) the **** shall use reasonable efforts to make available to the **** any documents and materials that are under the direct or indirect control of the **** or any of its subsidiaries or other Affiliates that may be necessary to the defense of such Third-Party Claim; (D) the **** shall execute such documents and take such other actions as the **** may reasonably request for the purpose of facilitating the defense of, or any settlement, compromise or adjustment relating to, such Third-Party Claim; (E) the **** shall otherwise fully cooperate as reasonably requested by the **** in the defense of such Third-Party Claim; (F) the **** shall not admit any liability with respect to such Third-Party Claim; and (G) the **** shall not enter into any agreement providing for the settlement or compromise of such Third-Party Claim or the consent to the entry of a judgment with respect to such Third-Party Claim without the prior written consent of **** (which consent shall not be unreasonably withheld, conditioned or delayed) if such settlement agreement imposes a non-monetary commitment by the ****; or

(ii) with respect to Third-Party Claims for which the **** does not so notify the **** within such thirty (30) day period of its election to proceed with the control and defense of such Third-Party Claim, or if such Third-Party Claim does not relate solely to the payment of money damages or will have an adverse effect on the business, operations, prospects, or reputation of the Company or Optionee, then: (A) the **** shall diligently defend such Third-Party Claim; (B) the **** shall use reasonable efforts to make available to the **** any documents and materials that are under the direct or indirect control of the **** or any of its Subsidiaries or other Affiliates that may be necessary to the defense of such Third-Party Claim; and (C) the **** shall, subject to the limitations set forth in this Article VI, be entitled to indemnification under this Article VI in respect of such Third-Party Claim; provided, that the **** shall have no right to seek indemnification under this Article VI in respect of such Third-Party Claim for any agreement providing for the settlement or compromise of such Third-Party Claim or the consent to the entry of a judgment with respect to such Third-Party Claim entered into without the prior written consent of the **** (which consent shall not be unreasonably withheld, conditioned or delayed).

(b) Notice and Procedures. The **** shall give the **** prompt written notice of any Third-Party Claim against such ****; provided, that any failure on the part of the **** to so notify the **** shall not limit any of the obligations of the **** under this Article VI (except to the extent such failure materially prejudices the defense of such Third-Party Claim).

6.6. Subrogation. To the extent that an Indemnified Party is entitled to and receives indemnification pursuant to this Article VI, the Indemnitor shall be entitled to exercise, and shall be subrogated (on a non-recourse basis and without any representation or warranty by the

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Indemnified Party) to, any rights and remedies (including rights of indemnity, rights of contribution and other rights of recovery) that the Indemnified Party or any of the Indemnified Party’s subsidiaries or other Affiliates may have against any other Person with respect to any Damages, circumstances or matter to which such indemnification is directly related. The Indemnified Party shall take such actions as the Indemnitor may reasonably request for the purpose of enabling the Indemnitor to perfect or exercise the right of subrogation of the Indemnitor under this Section 6.6. Any payment received in respect of such rights and remedies shall be distributed, first, to the Indemnitor in an amount equal to the aggregate payments made by the Indemnitor to the Indemnified Party in respect of such indemnification and, second, the balance, if any, to the Indemnified Party.

6.7. Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY ELSEWHERE IN THIS AGREEMENT OR PROVIDED FOR UNDER ANY APPLICABLE LAW, (A) NO PARTY NOR ANY STOCKHOLDER NOR ANY CURRENT OR FORMER STOCKHOLDER, DIRECTOR, OFFICER, EMPLOYEE, CONSULTANT, AFFILIATE OR ADVISOR OF ANY OF THE FOREGOING, SHALL, IN ANY EVENT, BE LIABLE TO ANY OTHER PERSON, EITHER IN CONTRACT, TORT OR OTHERWISE, FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OR ANY DAMAGES ASSOCIATED WITH ANY LOST PROFITS OR LOST OPPORTUNITIES OF SUCH OTHER PERSON (INCLUDING LOSS OF FUTURE REVENUE, INCOME OR PROFITS, DIMINUTION OF VALUE OR LOSS OF BUSINESS REPUTATION) RELATING TO THE BREACH OR ALLEGED BREACH HEREOF, WHETHER OR NOT THE POSSIBILITY OF SUCH DAMAGES HAS BEEN DISCLOSED TO THE OTHER PARTY IN ADVANCE OR COULD HAVE BEEN REASONABLY FORESEEN BY SUCH OTHER PARTY; AND (B) THE OPTION MILESTONE PAYMENT AMOUNTS PAYABLE BY OPTIONEE SHALL BE CONSIDERED DIRECT DAMAGES, AND NOT OTHERWISE SPECIAL, INDIRECT, OR CONSEQUENTIAL IN NATURE.

6.8. Characterization of Indemnification Payments. The parties agree that any indemnification payments made pursuant to this Article VI shall be treated for all Tax purposes as an adjustment to the Option Consideration and Option Milestone Payments unless otherwise required by Law.

ARTICLE VII

TERMINATION

7.1. Termination Rights. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Option Termination Date:

(a) by the mutual written consent of the Company and Optionee;

(b) by Optionee by delivery of written notice to the Company (i) if the First Option Milestone has not been achieved by ****, (ii) if the Second Option Milestone has not been achieved by ****, or (iii) in connection with the second Exercise Withdrawal Notice under Section 2.6(c);

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(c) by the Company, if the Optionee fails to make any Option Milestone Payments when due, including the failure of the Optionee to timely deliver a Continuation Notice;

(d) by either party, if the Option has not been exercised by June 30, 2015; or

(e) by the Optionee if a Technical Failure has occurred.

7.2. Effect of Termination. In the event that this Agreement shall be terminated pursuant to this Article VII, all further obligations of the parties under this Agreement (other than under Article VI and Sections 8.1, 8.2, 8.8 and 8.13) shall be terminated without further liability of either party to the other; provided, however, that nothing herein shall relieve either party from liability for its willful breach of this Agreement.

ARTICLE VIII

GENERAL PROVISIONS

8.1. Confidential Nature of Information. Each party hereto agrees that all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the execution of this Agreement (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents shall be held in confidence pursuant to the Confidentiality Agreement.

8.2. No Public Announcement. Neither the Company nor Optionee shall, without the prior written approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that either party shall be so obligated by Requirements of Law or the rules of any stock exchange, in which case the other party shall be advised and the parties shall use their reasonable best efforts to cause a mutually agreeable release or announcement to be issued; provided, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with accounting and Securities and Exchange Commission disclosure obligations.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

8.3. Notices. All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similarly reputable overnight courier, (b) upon receipt, if sent by registered or certified mail, return receipt requested or (c) when successfully transmitted by facsimile (with a confirming copy of such communication to be sent as provided in clause (a) or (b) above), in each case to the party for whom intended, at the address or facsimile number for such party set forth below:

If to Optionee, to:

ViroPharma Incorporated

730 Stockton Drive

Exton, PA 19341

Attention: J. Peter Wolf, Esq., VP & General Counsel

Facsimile: (610) 458-7380

with a copy to (which shall not constitute notice):

DLA Piper LLP (US)

300 Campus Drive, Suite 100

Florham Park, NJ 07932

Attention: Andrew P. Gilbert, Esq.

Facsimile: (973) 520-2551

If to the Company, to:

Meritage Pharma, Inc.

12481 High Bluff Drive, Suite 160

San Diego, CA 92130

Attention: Chief Executive Officer

Facsimile: (858) 436-1674

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

12636 High Bluff Drive, Suite 400

San Diego, CA 92130

Attention: Scott N. Wolfe, Esq.

Facsimile: (858) 523-5450

or to such other address as such party may indicate by a notice delivered to the other party hereto in accordance with this Section 8.3.

8.4. Successors and Assigns.

(a) This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that Optionee shall be entitled to assign this Agreement to any Affiliate of Optionee without the consent of the Company, provided that no such assignment shall relieve Optionee of its obligations hereunder.

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(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include, in the case of Optionee, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 8.4 any right, remedy or claim under or by reason of this Agreement as a third party beneficiary or otherwise.

8.5. Entire Agreement; Amendments. This Agreement, the exhibits and schedules referred to herein and the documents delivered pursuant hereto and the Confidentiality Agreement contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

8.6. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

8.7. Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

8.8. Expenses. Subject to Sections 5.1(a) and 5.3(c)(iv), each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

8.9. Execution in Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the other party. Delivery of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart of this Agreement.

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8.10. Exclusivity of Representations and Warranties. It is the explicit intent and understanding of each of the parties to this Agreement that no party to this Agreement, nor any of their respective Affiliates, representatives or agents, is making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth in this Agreement (as qualified by the Company Disclosure Schedule), and none of the parties to this Agreement is relying on any statement, representation or warranty, oral or written, express or implied, made by another party to this Agreement or such other party’s Affiliates, representatives or agents, except for the representations and warranties set forth in this Agreement.

8.11. Force Majeure. Neither party shall be responsible to the other for any failure or delay in performing any of its obligations under this Agreement or for other nonperformance hereunder if such delay or nonperformance is caused by strike, stoppage of labor, lockout or other labor trouble, fire, flood, accident, war, act of terrorism, act of God or of the government of any country or of any local government, or by any other similar cause that is unavoidable and beyond the control of such party. In such event, the party affected will use commercially reasonable efforts to resume performance of its obligations.

8.12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (excluding the conflicts of law provisions) of the State of Delaware.

8.13. Submission to Jurisdiction. The Company and Optionee hereby irrevocably submit in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby or thereby to the jurisdiction of the United States District Court for the District of Delaware and the jurisdiction of any court of the State of Delaware located in Wilmington, Delaware and waive any and all objections to jurisdiction that they may have under the laws of the State of Delaware or the United States.

8.14. Waiver of Jury Trial. EACH OF OPTIONEE AND THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF OPTIONEE OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

VIROPHARMA INCORPORATED

By:	/s/ Vincent J. Milano
Name:	Vincent J. Milano
Title:	President and Chief Executive Officer

MERITAGE PHARMA, INC.

By:	/s/ Elaine M. Phillips
Name:	Elaine M. Phillips, Ph.D.
Title:	President and Chief Executive Officer

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Exhibit A

Form of Voting and Indemnity Agreement

[See attached]

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Exhibit B

Form of Merger Agreement

[See attached]

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Exhibit C

Operating Plan

[See attached]

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ****, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Exhibit D

Form of Opinion of Latham & Watkins LLP

[See attached]